                                                               CLF&Y
                                                               DRAFT
                                                             09-06-96
                                                            rev. 09-09-96
                                                            rev. 09-20-96
                                                            rev. 09-27-96
                                                            rev. 09-30-96

                             AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER
                                BY AND BETWEEN
                       CENTENNIAL PRINTING CORPORATION,
                           THE EASTWIND GROUP, INC.
                                     AND
                         CENTENNIAL ACQUISITION CORP.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----

         ARTICLE I - THE MERGER.................................................................................  2

         1.01     The Merger....................................................................................  2

                  (a)  Merger Structure.........................................................................  2
                  (b)  Certificate of Merger; Effective Time....................................................  2
                  (c)  Rights Following Merger..................................................................  2

         1.02     Certain Definitions...........................................................................  2

                  (a)  "Affiliate"..............................................................................  2
                  (b)  "Company Common Stock"...................................................................  2
                  (c)  "Company Dissenting Shares"..............................................................  3
                  (d)  "Eastwind Common Stock"..................................................................  3
                  (e)  "Eastwind Preferred Stock"...............................................................  3
                  (f)  "Eastwind Closing Price Per Share".......................................................  3
                  (g)  "Eastwind Closing Shares"................................................................  3
                  (h)  "Environment"............................................................................  3
                  (i)  "Environmental Claim"....................................................................  3
                  (j)  "Environmental Clean-Up Site"............................................................  4
                  (k)  "Environmental Law"......................................................................  4
                  (l)  "Environmental Permit"...................................................................  4
                  (m)  "ERISA Affiliate"........................................................................  5
                  (n)  "GAAP"...................................................................................  5
                  (o)  "Governmental Authority".................................................................  5
                  (p)  "Hazardous Material".....................................................................  5
                  (q)  "Indebtedness"...........................................................................  5
                  (r)  "Investment Assets"......................................................................  5
                  (s)  "Knowledge"..............................................................................  5
                  (t)  "Laws"...................................................................................  6
                  (u)  "Liabilities"............................................................................  6
                  (v)  "Loss"...................................................................................  6
                  (w)  "Release"................................................................................  6
                  (x)  "Stockholder"............................................................................  6

         1.03     Conversion of Company Shares..................................................................  6

                  (a)  Company Treasury Stock...................................................................  6
                  (b)  Merger Subsidiary Stock..................................................................  7
                  (c)  Company Stock............................................................................  7
                  (d)  Issuance of Eastwind Shares..............................................................  7

         1.04     Adjustments for Capital Changes...............................................................  7

                                                                                                                PAGE
                                                                                                                ----
         1.05     Fractional Shares.............................................................................  8

         1.06     Surrender and Payment.........................................................................  8

         1.07     Dissenting Shares............................................................................. 10

         ARTICLE II  - THE SURVIVING CORPORATION................................................................ 10

         2.01     Certificate of Incorporation.................................................................. 10

         2.02     Bylaws........................................................................................ 11

         2.03     Directors and Officers........................................................................ 11

         2.04     Treatment of Merger as a Reorganization....................................................... 11

         ARTICLE III  -  REPRESENTATIONS AND WARRANTIES......................................................... 11

         3.01     Representations and Warranties of Company and Stockholder..................................... 11

                  (a)      Organization, Power and Authority.................................................... 11
                  (b)      Conflicts; Defaults.................................................................. 12
                  (c)      Consents............................................................................. 12
                  (d)      Assets of Company, Good Title........................................................ 12
                  (e)      Real Property........................................................................ 12
                  (f)      Contracts............................................................................ 13
                  (g)      Financial Statements................................................................. 14
                  (h)      Accounts Receivable.................................................................. 14
                  (i)      Inventories.......................................................................... 15
                  (j)      Litigation........................................................................... 15
                  (k)      Regulatory Compliance................................................................ 15
                  (l)      Environmental Matters................................................................ 15
                  (m)      Intellectual Property................................................................ 16
                  (n)      Permits.............................................................................. 17
                  (o)      Insurance............................................................................ 17
                  (p)      Collective Bargaining Agreements..................................................... 17
                  (q)      Employee Plans....................................................................... 17
                  (r)      Customers and Suppliers.............................................................. 19
                  (s)      Changes in Circumstances............................................................. 19
                  (t)      Taxes................................................................................ 20
                  (u)      Brokers, Finders and Agents.......................................................... 20
                  (v)      Employment Matters................................................................... 21
                  (w)      Bank and Brokerage Accounts.......................................................... 21
                  (x)      Disclosure........................................................................... 21

         3.02     Representations and Warranties of Eastwind and Merger
                  Subsidiary.................................................................................... 21

                  (a)      Organization, Power and Authority.................................................... 22

                                                                                                               PAGE
                                                                                                               ----
                  (b)      Conflicts; Defaults.................................................................. 22
                  (c)      Brokers, Finders and Agents.......................................................... 22
                  (d)      Litigation........................................................................... 22
                  (e)      Financing............................................................................ 22
                  (f)      Regulatory Compliance................................................................ 22
                  (g)      Disclosure Documents................................................................. 23
                  (h)      SEC Filings.......................................................................... 23
                  (j)      Ability to Issue Eastwind Closing Shares and
                           Eastwind Preferred Shares............................................................ 23
                  (k)      Registration Statement Eligibility................................................... 24
                  (l)      Trading Status....................................................................... 24

         ARTICLE IV - COVENANTS OF THE COMPANY.................................................................. 24

         4.01     Maintenance of Business....................................................................... 24

         4.02     Regulatory Authorizations..................................................................... 26

         4.03     Maintenance of, and Access to, Records........................................................ 26

         4.04     Further Assurances............................................................................ 27

         4.05     No Solicitation............................................................................... 27

         4.06     Stockholder Consent; Company Information Statement............................................ 28

         4.07     Limited Right of Offset and Collateral Security............................................... 29

         ARTICLE V - COVENANTS OF EASTWIND AND MERGER SUBSIDIARY................................................ 30

         5.01     Maintenance of, and Access to, Records........................................................ 30

         5.02     Regulatory Authorizations..................................................................... 30

         5.03     Further Assurances............................................................................ 30

         5.04     Offer of Employment........................................................................... 30

         5.05     Promotion..................................................................................... 31

         5.06     Obligations of Merger Subsidiary.............................................................. 31

         5.07     Registration Rights........................................................................... 32

         5.08     Floor Guarantee of Resale Price of Eastwind Closing
                  Shares........................................................................................ 40

         5.09     Board of Directors............................................................................ 42


                                                                                                               PAGE
                                                                                                               ----
         5.10     Continued Participation of Stockholder in Certain Benefit
                  Plans of Surviving Corporation................................................................ 42

         ARTICLE VI - COVENANTS OF EASTWIND, MERGER SUBSIDIARY AND THE
                  COMPANY....................................................................................... 42

         6.01     Press Releases................................................................................ 42

         6.02     Expenses...................................................................................... 42

         6.03     Reasonable Efforts............................................................................ 43

         6.04     Certain Filings............................................................................... 43

         6.05     Further Assurances............................................................................ 43

         ARTICLE VII - CONDITIONS TO THE MERGER................................................................. 44

         7.01     Conditions to the Obligations of Each Party................................................... 44

         7.02     Conditions to the Obligations of Eastwind and Merger
                  Subsidiary.................................................................................... 44

         7.03     Conditions to the Obligations of the Company.................................................. 47

         ARTICLE VIII - TERMINATION............................................................................. 48

         8.01     Termination................................................................................... 48

         8.02     Effect of Termination......................................................................... 49

         8.03     Efforts to Close.............................................................................. 49

         ARTICLE IX - TAX MATTERS............................................................................... 49

         9.01     Taxes and Adjustments......................................................................... 49

         ARTICLE X - INDEMNIFICATION............................................................................ 50

         10.01    Indemnification by Merger Subsidiary.......................................................... 50

         10.02    Indemnification by Stockholder................................................................ 50

               (a)      General................................................................................. 50
               (b)      De Minimis Amount....................................................................... 51
               (c)      Time Limitations........................................................................ 51
               (d)      Maximum Amount.......................................................................... 51

         10.03    Notice of Claim and Right to Participate In and

                                                                                                               PAGE
                                                                                                               ----
                  Defend Third-Party Claim...................................................................... 51

         ARTICLE XI - MISCELLANEOUS............................................................................. 52

         11.01    Amendments.................................................................................... 52

         11.02    Entire Agreement.............................................................................. 52

         11.03    Governing Law................................................................................. 52

         11.04    Arbitration................................................................................... 53

         11.05    Consent to Jurisdiction and Service of Process................................................ 53

         11.06    Notices....................................................................................... 54

         11.07    Counterparts.................................................................................. 55

         11.08    Assignment.................................................................................... 55

         11.09    Waivers....................................................................................... 55

         11.10    Third Parties................................................................................. 55

         11.11    Construction.................................................................................. 55

         11.12    Headings...................................................................................... 56

                                                                         PAGE
                                                                         ----

                                    EXHIBITS
                                    --------

Exhibit 1.02(e)           Certificate of Powers, Designations
                            Preferences and Special Rights
                            of Series B Preferred Stock                     03
                                                                            --
Exhibit 1.02(f)           Joint Certificate Re: Eastwind
                            Closing Share                                   03
                                                                            --
Exhibit 2.01              Certificate of Incorporation
                            of Surviving Corporation                        10
                                                                            --
Exhibit 2.02              Bylaws of Surviving Corporation                   10
                                                                            --

Exhibit 4.06(c)           Stockholder Lock-up Agreement                     28
                                                                            --

Exhibit 7.02(k)           Non-Complete Agreement with
                            Stockholder                                  47/48
                                                                         -----
Exhibit 7.02(l)           Opinion letter of Riley, Riper,
                            Hollin & Colagreco                              47
                                                                            --
Exhibit 7.03(m)           Opinion Letter of Clark, Ladner,
                            Fortenbaugh & Young                             48
                                                                            --

                                    SCHEDULES
                                    ---------

Schedule 3.01(b)          Conflicts and Defaults                            11
                                                                            --

Schedule 3.01(c)          Third-Party Consents                              11
                                                                            --

Schedule 3.01(d)          Exceptions to Title and Encumbrances
                          Re: Acquired Assets                               12
                                                                            --

Schedule 3.01(e)          Real Property and Leases                          12
                                                                            --

Schedule 3.01(f)          Contracts                                         13
                                                                            --

Schedule 3.01(g)          Financial Statements and Exceptions               13
                                                                            --

Schedule 3.01(h)          Accounts Receivable                               14
                                                                            --

Schedule 3.01(j)          Litigation                                        14
                                                                            --

Schedule 3.01(l)          Environmental                                     15
                                                                            --

                                                                      PAGE
                                                                      ----
Schedule 3.01(m)                  Intellectual Property                16
                                                                       --

Schedule 3.01(n)                  Permits and Licenses                 16
                                                                       --

Schedule 3.01(o)                  Insurance                            16
                                                                       --

Schedule 3.01(p)                  Collective Bargaining Agreements     17
                                                                       --

Schedule 3.01(q)                  Employee Plans                       17
                                                                       --

Schedule 3.01(r)                  Customers and Suppliers              18
                                                                       --

Schedule 3.01(s)                  Changes in Circumstances             19
                                                                       --

Schedule 3.01(v)                  Employment Matters                   20
                                                                       --

Schedule 3.01(w)                  Banks and Brokerage Accounts         20
                                                                       --

Schedule 3.02(b)                  Conflicts and Defaults               21
                                                                       --

Schedule 4.01(h)                  Personal Belongings of Stockholder   25
                                                                       --

                             AMENDED AND RESTATED
                         AGREEMENT AND PLAN OF MERGER

         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of September 30, 1996 among Centennial Printing Corporation, a Delaware corporation (the "Company"), The Eastwind Group, Inc., a Delaware corporation ("Eastwind"), and Centennial Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Eastwind ("Merger Subsidiary"), in which Agreement Stockholder and Racing (as hereinafter defined) have joined by signifying their consent to obligations or conditions to their benefits imposed upon them hereunder.

         WHEREAS, the Boards of Directors of Eastwind, Merger Subsidiary and the Company have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Merger Subsidiary will be merged with and into the Company in a statutory merger (the "Merger") in which the Company will be the surviving corporation, (ii) certain shares of capital stock of the Company (except for shares as to which appraisal rights have been perfected) shall be converted into a right to receive shares of Eastwind Common Stock and Eastwind Preferred Stock as set forth herein and (iii) the capital stock of Merger Subsidiary shall be converted into shares of Common Stock of the Company, in exchange for which Eastwind will issue the shares of Eastwind Common Stock and Eastwind Preferred Stock to be issued upon the conversion of shares of the Company's stock in the Merger to the holders of such Company shares, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, on September 30, 1996, the parties hereto executed an Agreement and Plan of Merger and now wish to amend and restate such agreement as set forth herein; and

         WHEREAS, the Board of Directors of the Company has approved the Merger and resolved to recommend, subject to its fiduciary duties, that the stockholders of the Company adopt and approve this Amended and Restated Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

         1.01    The Merger.
                 ----------

                 (a)   Merger Structure. Subject to the terms and conditions of
                       ----------------
this Agreement, in the Merger, Merger Subsidiary shall be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation of the Merger (the "Surviving Corporation").

                 (b)   Certificate of Merger; Effective Time. As soon as
                       -------------------------------------
practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and following or during a closing meeting among the parties hereto, held at the offices of Eastwind at a time mutually agreeable to the parties (the "Closing"), the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of Delaware or at such later time on the date of such filing as is specified in the certificate of merger (the "Effective Time").

                  (c)  Rights Following Merger. From and after the Effective
                       -----------------------
Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

         1.02     Certain Definitions.
                  -------------------

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a)  "Affiliate" shall mean any person, firm or corporation
                        ---------
which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

                  (b)  "Company Common Stock" means the Common Stock, no par
                        --------------------
value, of the Company issued and outstanding immediately prior to the Effective Time.

                 (c)   "Company Dissenting Shares" means any shares of Company
                        -------------------------
Stock with respect to which the statutory rights to require the appraisal of such shares as provided in Section 262 of the Delaware General Corporation Law have been properly and timely exercised.

                 (d)   "Eastwind Common Stock" means the Common Stock, $.10
                        ---------------------
par value per share, of Eastwind.

                 (e)   "Eastwind Preferred Stock" means the Series B Preferred
                        ------------------------
Voting Stock, $.10 par value per share, of Eastwind, having the terms contained in Exhibit 1.02(e) attached hereto and made a part hereof.

                 (f)   "Eastwind Closing Price Per Share" means that price set
                        --------------------------------
forth on the Joint Certificate contained in Exhibit 1.02(f) attached hereto and made a part hereof.

                 (g)   "Eastwind Closing Shares" means 182,232 shares of
                        -----------------------
Eastwind Common Stock, which number of shares was calculated as explained on
Exhibit 1.02(f), attached hereto and made a part hereof.

                 (h)   "Environment" means all air, surface water, groundwater,
                        -----------
or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

                 (i)   "Environmental Claim" means any and all administrative or
                        -------------------
judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental Authority or regulatory agency, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, Release, or threatened Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous Materials or materials containing Hazardous Materials were sent for handling, storage, treatment, or disposal.

                 (j)   "Environmental Clean-Up Site" means any location which is
                        ---------------------------
listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law, or, to the best of Company's knowledge, at which there has been a Release, threatened or suspected Release of a Hazardous Material.

                 (k)   "Environmental Law" means any and all federal, state,
                        -----------------
local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental Authority or regulatory agency, relating to the protection of health and the Environment, worker health and safety, and governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, as in effect at the Effective Time, including but not limited to: the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss.1251 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss.1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.136 et seq.; the Resource Conservation and Recovery Acts of 1976 ("RCRA")1 42 U.S.C. ss.6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. ss.651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq.; and the state law analogues thereto, all as in effect at the Effective Time; and any common law doctrine relating to the protection of health and the Environment, worker health and safety, and governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, as in effect at the Effective Time, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

                 (l)   "Environmental Permit" means any federal, state, local,
                        --------------------
provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental Authority or regulatory agency under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority or regulatory agency under any applicable Environmental Law.

                 (m)   "ERISA Affiliate" means any person who is, or at any time
                        ---------------
was, in the same control group of corporations or who is under common control with the Company (within the meaning of Section 414 of the Code).

                 (n)   "GAAP" means generally accepted accounting principles as
                        ----
applied in the United States.

                 (o)   "Governmental Authority" means any foreign, federal,
                        ----------------------
state or local governmental entity or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality.

                 (p)   "Hazardous Material" means petroleum, petroleum
                        ------------------
hydrocarbons, petroleum products or petroleum by-products, radioactive materials, underground storage tanks, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any other chemicals, materials, substances or wastes in any amount of concentration which are now defined as, or included in the definition of, "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

                 (q)   "Indebtedness" of any person means all obligations of
                        ------------
such person (A) for borrowed money, (B) evidenced by notes, bonds, debentures, or similar instruments, (C) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (D) under capital leases and (E) in the nature of guarantees of the obligations described in clauses (A) through (D) above of any other person.

                 (r)   "Investment Assets" means all debentures, notes and other
                        -----------------
evidences of Indebtedness, stocks, securities, (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

                 (s)   "Knowledge", "To the best of the knowledge of" and
                        ---------
similar phrases means actual knowledge of the operating managers or supervisors of the Business and officers of Company or Merger Subsidiary, as the case may be.

                  (t) "Laws" means all laws, statutes, rules, regulations,
                       ----
ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority or regulatory agency.

                  (u) "Liabilities" means all Indebtedness, obligations and
                       -----------
other liabilities of a person (whether absolute, accrued, contingent, known or unknown, fixed or otherwise, or whether due or become due).

                  (v) "Loss" means any and all damages, fines, fees, penalties,
                       ----
deficiencies, losses and expenses, including without limitation, fees and expenses of banks and other lenders, interest, reasonable expenses of investigation, negotiation and documentation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include, without limitation, all fees and expenses, including, without limitation fees and expenses of attorneys, incurred in connection with (A) the investigation or defense of any third-party claim or (B) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

                  (w) "Release" means any spilling, leaking, pumping, pouring,
                       -------
emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

                  (x) "Stockholder" means Bruce K. Worrall of 48 Collins
                       -----------
Lane, Schwenksville, PA  19473.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.02 shall have the meanings assigned to such terms in this Agreement.

         1.03     Conversion of Company Shares.
                  ----------------------------

                  At the Effective Time by virtue of the Merger and without the need for any action on the part of any holder of any shares of stock of the Company described below (other than surrender of his stock certificates (or, if applicable under Section 1.07, a lost stock certificate indemnity agreement) at the Closing before he will receive his Eastwind stock certificates):

                  (a) Company Treasury Stock.  Each share of Company Stock
                      ----------------------
held by the Company as treasury stock immediately prior to the

Effective Time shall be cancelled, and no payment shall be made with respect thereto;

                  (b) Merger Subsidiary Stock. Each share of common stock of
                      -----------------------
Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of Company Common Stock that will be outstanding immediately after the Effective Time and all such shares of Company Common Stock shall constitute the only outstanding shares of Company Stock outstanding immediately after the Effective Time;

                  (c) Company Stock. Except as otherwise provided in Section
                      -------------
1.03(a) or as provided in Section 1.08 with respect to Company Dissenting Shares as to which appraisal rights have been exercised, each share of Company Common Stock that is outstanding immediately prior to the Effective Time shall be converted into (i) that number of Eastwind Common Shares determined by dividing the total number of Eastwind Closing Shares by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, subject to the provisions of this Section 1.03 and the elimination of fractional shares of Eastwind Common Stock pursuant to Section 1.05, (ii) 9,000 shares of Eastwind Preferred Stock (the "Eastwind Preferred Shares") and (iii) a cash payment determined by dividing the sum of $450,000 by the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the "Merger Consideration"); and

                  (d) Issuance of Eastwind Shares. The Eastwind Common Shares
                      ---------------------------
and Eastwind Preferred Shares to be issued in respect of the conversion of shares of Company Common Stock in the Merger shall be issued upon the Effective Time to those holders of shares of Company Common Stock who are entitled to receive such Eastwind Common Shares and Eastwind Preferred Shares under the provisions of this Article I in respect of the conversion of their shares of Company Common Stock as provided in this Section 1.03.

         1.04     Adjustments for Capital Changes.
                  -------------------------------

                  If, prior to the Effective Time, Eastwind or the Company recapitalizes either through a split-up or subdivision of its outstanding shares into a greater number of shares, or through a reverse split or combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, then the number of shares of Eastwind Common Stock and Eastwind Preferred Shares into which the shares of the Company Common Stock are to be converted in the Merger shall be adjusted appropriately (as agreed to by Eastwind and the Company if it involves something other than a mathematical adjustment) so as to maintain the proportional interests of the holders of the Company Common Stock in the outstanding Eastwind Common Stock and Eastwind Preferred Shares.

         1.05     Fractional Shares.
                  -----------------

                  No fractional shares of Eastwind Common Stock or Eastwind Preferred Stock shall be issued in connection with the Merger. In lieu thereof, each holder of the Company Common Stock who (after aggregating all Eastwind Shares to be received by such holder) would otherwise be entitled to receive a fraction of a share of Eastwind Common Stock, shall instead receive from Eastwind, within ten (10) business days after the Effective Time, an amount of cash equal to (i) the Eastwind Closing Price Per Share, in the case of Eastwind Common Stock, or (ii) $100.00 in the case of Eastwind Preferred Stock, multiplied by the fraction of a share of Eastwind Common Stock or Eastwind Preferred Stock to which such holder would otherwise be entitled.

         1.06     Surrender and Payment.
                  ---------------------

                  (a) At or prior to the Effective Time, Eastwind shall deliver to the Closing the stock certificates for the Eastwind Closing Shares and Eastwind Preferred Shares to be issued upon the conversion of shares of Company Common Stock. As a condition to receipt of the Eastwind Closing Shares and Eastwind Preferred Shares to which each holder of shares of Company Common Stock is entitled under this Agreement, such holder shall deliver to the Closing at or prior to the Effective Time of the Merger, the stock certificates for the shares of Company Common Stock held by such holder to be exchanged and delivered to Eastwind hereunder.

                  For purposes of determining the number of Eastwind Common Shares to be delivered to the Closing, it shall be assumed that no holder of Company Common Shares will perfect his right to appraisal of his shares. At the Closing and upon the Effective Time, the Surviving Corporation shall cause to be delivered to each holder of shares of Company Common Stock at the Effective Time certificates for the appropriate number of Eastwind Closing Shares upon proper delivery of the certificates representing such stockholder's shares of Company Common Stock to Eastwind subject to the provisions of the last paragraph of this
Section 1.06 regarding lost or missing share certificates.

                  (b) After the Effective Time, each such certificate representing shares of Company Common Stock that has been converted into a right to receive the Eastwind Common Shares and Eastwind Preferred Shares, upon surrender will be entitled to receive the Eastwind Common Shares and Eastwind Preferred Shares, payable in respect of such Shares and shall, until so surrendered, represent for all purposes only the right to receive such Eastwind Common Shares and Eastwind Preferred Shares.

                  (c) If any portion of the Eastwind Common Shares or Eastwind Preferred Shares is to be paid to a person other than the registered holder of the shares of Company Common Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to Eastwind any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of Eastwind that such tax has been paid or is not payable.

                  (d) No Eastwind Closing Shares which a stockholder of the Company would have been entitled to receive hereunder but for his election and perfection of dissenting stockholders' appraisal rights shall be issued to such stockholder, pursuant to this Section 1.06 and the number of the Eastwind Closing Shares, shall be reduced by the number of Eastwind Closing Shares that are not issued to such dissenting stockholder of the Company pursuant to this
Section 1.06(d).

                  (e) No dividends, interest or other distributions with respect to the Eastwind Closing Shares or Eastwind Preferred Shares shall be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the Eastwind Common Shares and Eastwind Preferred Shares into which such shares were converted are registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

                  (f) Notwithstanding the foregoing provisions of this Section, in the event that a holder of shares of Company Common Stock cannot locate any stock certificate or certificates evidencing such Company Common Stock after a good faith search therefor, then for all purposes hereof Eastwind shall accept, in lieu of such lost or missing Company Common Stock certificate(s), a written agreement executed by such stockholder, reasonably acceptable in form and substance to Eastwind, pursuant to which such stockholder shall agree to indemnify Eastwind for losses it may suffer due to the loss of such stockholder's Company Common Stock certificate or certificates, and upon such stockholder's delivery and execution of such agreement, such stockholders will be deemed, for purposes hereof, to have delivered such lost or missing Company Common Stock certificate(s). Such agreement shall also provide that such stockholder will promptly deliver to Eastwind any such lost or missing Company Common Stock certificates that are subsequently found.

         1.07     Dissenting Shares.
                  -----------------

                  Notwithstanding Section 1.03, shares of Company Common Stock outstanding immediately prior to the Effective Time that were not voted in favor of the Merger or consented thereto in writing and which are held by a holder who has demanded appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law shall not be converted into a right to receive the Eastwind Closing Shares and Eastwind Preferred Shares, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal under Section 262 of the Delaware Law, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into a right to receive Eastwind Closing Shares and Eastwind Preferred Shares as provided herein. The Company shall give Eastwind prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Eastwind shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Eastwind, make any payment with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         2.01     Certificate of Incorporation.
                  ----------------------------

                  By virtue of the Merger, effective upon the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall read as set forth in the Certificate of Merger, the form of which is attached hereto as
Exhibit 2.01.

         2.02     Bylaws.
                  ------

                  By virtue of the Merger, effective upon the Effective Time, the bylaws of the Surviving Corporation shall read in their entirety as set forth in Exhibit 2.02 attached hereto, and shall be identical to the Bylaws of the Merger Subsidiary except as to their corporate names, until amended in accordance with applicable law.

         2.03     Directors and Officers.
                  ----------------------

                  By virtue of the Merger, effective upon the Effective Time,
(i) the number of directors constituting the Board of Directors of the Surviving Corporation shall be three (3), and the directors of the Merger Subsidiary at the Effective Time shall become the directors of the Surviving Corporation, until their successors are duly elected or appointed and qualified in accordance with applicable law, and (ii) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

         2.04     Treatment of Merger as a Reorganization.
                  ---------------------------------------

                  The parties intend to adopt this Agreement as a plan of tax-free reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.01     Representations and Warranties of Company and Stockholder.
                  ---------------------------------------------------------
Company and Stockholder represent and warrant to Eastwind and Merger Subsidiary that:

                  (a) Organization, Power and Authority. Company is a
                      ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority, to own or lease its assets, to carry on the business as now being conducted (the "Business"), and to make and perform this Agreement, and the transactions and other agreements and instruments contemplated by this Agreement. This Agreement and all other agreements and instruments executed or to be executed by Company in connection herewith have been (or upon execution will have been) duly executed by Company. This Agreement and the transactions and other agreements and instruments contemplated hereby have been duly approved by the Directors and Stockholders of

Company, and constitute the valid and binding obligations of Company, enforceable in accordance with their respective terms.

                  (b) Conflicts; Defaults. Except as set forth on Schedule
                      ----------------------------------------------------
3.01(b), neither the execution and delivery of this Agreement and the other
-------
agreements and instruments executed in connection herewith by Company, nor the performance by Company of the transactions contemplated hereby or thereby, will violate, conflict with, or constitute a material default under, any of the terms of Company's Certificate of Incorporation or By-Laws, or following the granting of the consents listed in Section 3.01 hereof, any provisions, or result in the acceleration, of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree relating to the Business or its assets, or by which its assets are bound. Company is not, as of the date of this Agreement, in violation of or in default in any material respect under any provision of any contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease, agreement, instrument, order, judgment or decree relating to the Business or its assets, or by which its assets are bound, including, without limitation, the Contracts and the Leases, and, to the best of Company's knowledge, there exists no condition or event which, after notice or lapse of time or both, would result in any such material violation or default.

                  (c) Consents. To the best knowledge of Company, Schedule
                      --------                                    --------
3.01(c) lists all consents, approvals, authority and other requirements
-------
prescribed by any law, rule or regulation, or any contract, agreement, commitment or undertaking, which must be obtained or satisfied by Company for the consummation of the transactions contemplated by this Agreement (the "Consents").

                  (d) Assets of Company, Good Title. Except as set forth on
                      -----------------------------
Schedule 3.01(d), Company has good and marketable title to, and the right to
----------------
use, each of the assets which it owns. The assets are free and clear of all Liens except as set forth on Schedule 3.01(d) and Permitted Liens (as
                             ----------------
hereinafter defined), but in all other respects are to be considered only in an "as is, where is" condition.

                  (e) Real Property. Schedule 3.01(e) sets forth a true, correct
                      -------------  ----------------
and complete list of all real property leased by Company in connection with the operation of the Business. The real estate leases for each leased property identified on Schedule 3.01(e) are, unless otherwise described on Schedule
              ----------------                                    --------
3.01(e), in full force and effect, enforceable in accordance with their
-------
respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the enforcement of creditors' rights generally. Neither the Company nor any other party to any such real estate lease has materially breached or improperly terminated such lease, or is in default under any such lease, and to Company's knowledge there exists no condition or event which after notice or lapse of time or both, would constitute any such breach, termination or default. To Company's knowledge, there are no actions, suits, proceedings or investigations pending or threatened to take or condemn all or any portion of the leased real properties pursuant to a power of eminent domain or similar authority, and except as disclosed on Schedule 3.01(e) hereof, Company has received no written notice
             ----------------
that any laws, statutes, or ordinances or building or use restrictions or zoning laws prohibit the uses presently being made of the leased real properties except where such non-compliance would not materially impair or interfere with the use of such properties. Company has received no written notice that any assessment for public improvements, such as sewer and water lines and mains, streets, sidewalks and curbs, has been made against any of the leased real properties which remains unpaid or that any public improvement with respect to such properties has been ordered to be made which has not been heretofore completed, and the cost therefor assessed and paid.

                  (f) Contracts. Schedule 3.01(f) sets forth a complete list of
                      ---------  ----------------
(i) each license, contract, agreement, commitment or undertaking (whether oral or written) relating to the Business which involves an amount in excess of $10,000 or extends for a period of six months or more, (ii) each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge, conditional sale or title retention agreement, equipment obligation, lease purchase agreement or other instrument evidencing indebtedness relating to the Business, (iii) each contract or agreement between Company and an employee engaged in the Business, and (iv) each distributor agreement, sales representative agreement or other agreement pursuant to which Company sells or distributes products in respect of the Business. All such Contracts are, unless otherwise described on Schedule 3.01(f), in full force and effect, enforceable
                       ----------------
in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the enforcement of creditors' rights generally. Neither the Company nor any other party to any Contract has breached in any material respect or improperly terminated any such Contract, or is in default in any material respect under any Contract by which it is bound, and, to the best of Company's knowledge, there exists no condition or event which, after notice or lapse of time or both, would constitute any such material breach, termination or material default.

                  (g) Financial Statements. (i) Attached as Schedule 3.01(g) are
                      --------------------                  ----------------
the following financial statements (collectively, the "Financial Statements"):

                           (A) the audited balance sheet of the Company (the "Balance Sheet") as of December 31, 1995 (the "Balance Sheet Date");

                           (B) the audited statement of income of the Company for the year ended December 31, 1995; and

                           (C) the internal unaudited financial statements of the Business for the month of August 1996.

                  Except as set forth on Schedule 3.01 (g), the Financial
                                         -----------------
Statements were prepared from the books and records kept by Company and fairly present in all material respects the financial position of the Company as of December 31, 1995, the results of the Company for the period ended December 31, 1995, and the results and financial position of the Company for the period ended on the last day of the month of August 1996, all in accordance with GAAP consistently applied.

                            (ii) Except as reflected or reserved against in the Balance Sheet or as disclosed in Schedule 3.01(g), there are no liabilities to the knowledge of Company relating to or affecting the Company or any of its assets, other than liabilities incurred in the ordinary course of the Business consistent with past practice since the date of the Balance Sheet or in accord with the provisions of this Agreement or which in the aggregate are not material to the Business.

                           (iii) The accounting treatment of all items included in the Financial Statements shall be treated in a manner historically consistent with the accounting treatment of such items in Company's prior financial statements, and particularly the unaudited financial statements shall be consistent in such regard with the audited financial statements as at December 31, 1995.

                  (h) Accounts Receivable. Subject to reasonable reserves and
                      -------------------
allowances established by Company, all Accounts Receivable shown on the Balance Sheet and acquired thereafter up to the Effective Date are bona fide receivables representing the sales price of merchandise sold and delivered or services rendered in the ordinary course of business. To the knowledge of Company, there is no set-off, back charge, counterclaim or similar item in any material amount arising in the ordinary course of business and relating to the Accounts Receivable, except as listed on Schedule 3.01(h)
                                                         ----------------
hereof.

                  (i) Inventories. The Inventories shown on the Balance Sheet,
                      -----------
and those acquired by the Business since December 31, 1995, consisted or consist of items of a quality and quantity usable and salable in the ordinary course of business, except for those Inventories which have been written down to net realizable market value. The Inventories shown on the Balance Sheet are valued at cost or market, whichever is lower.

                  (j) Litigation. Except as set forth in Schedule 3.01(j), and
                      ----------                         ----------------
to Company's best knowledge, there exists no litigation, action, suit, or proceeding pending or any litigation, action, suit, investigation, claim or proceeding threatened, nor any circumstances known to Company, or as to which it has received notice, likely to give rise to any litigation, action, suit, investigation, claim or proceeding, against or affecting the Business or assets of the Company, or which would affect the transactions contemplated by this Agreement, at law or in equity or before any Governmental Authority.

                  (k) Regulatory Compliance. To the knowledge of Company, the
                      ---------------------
Business conducted by it, and its assets are maintained, in substantial compliance with all applicable laws, regulations and other requirements of any Governmental Authority, and Company has received no written notice to the contrary.

                  (l) Environmental Matters. Except as set forth on Schedule
                      ---------------------                         --------
3.01(l), and to the best knowledge of Company, with respect to all of the real
-------
properties described on Schedule 3.01(e) (the "Real Property") and with respect to the operation of the Business:

                         (i)   To the knowledge of Company it has obtained all
permits, licenses and other authorizations which are currently required under any applicable Environmental Laws (as defined in Section 1.02);

                         (ii)  Company is currently operating the Business and
is otherwise in material compliance with all terms, conditions and provisions of all of the permits, licenses and other authorizations set forth above which have been obtained by Company, and Company has no knowledge or notice that it has failed to operate the Business in compliance with all applicable Environmental Laws;

                         (iii) There are no pending or threatened Environmental
Claims (as defined in Section 1.02) against the

Company with respect to the ownership of the Real Property or the operation of the Business, nor does Company have knowledge of any facts or circumstances which could reasonably be expected to form the basis for any Environmental Claim;

                         (iv)   No Releases of Hazardous Materials or other
emissions or discharges into the environment of any hazardous substance (as defined in Section 1.02) except as permitted by law have occurred, or are currently occurring, in, to, on, or under any Real Property or in connection with the conduct of the Business, and no Hazardous Materials are present in, on, about or migrating to or from any Real Property that could give rise to an Environmental Claim, except as permitted by law;

                         (v)    Except for finished goods and raw materials
handled in the ordinary course of business (except for disposal), neither the Company nor any person previously owned directly or indirectly by the Company has transported or arranged for the treatment, storage, waste handling, disposal, or transportation for treatment, storage, waste handling or disposal of any Hazardous Material generated by the Business or relating to the Real Property to any location other than the Real Property which is an Environmental Clean-Up site;

                         (vi)    To Company's knowledge, there are no (A)
underground storage tanks (active or abandoned), (B) polychlorinated biphenyl containing equipment, or (C) asbestos containing material at or on the Real Property;

                         (vii)   There have been no environmental
investigations, studies, audits, tests, reviews or other analyses conducted by, on behalf of, or which are in the possession of Company with respect to the operation of the Business or to any of the Real Property which have not been delivered to Eastwind or to Eastwind's counsel prior to the execution of this Agreement; and

                         (viii)  Company has received no written notices of
any violation of any Environmental Law.

                  (m) Intellectual Property. Schedule 3.01(m) sets forth a
                      ---------------------  ----------------
complete list of all patents, trademarks, service marks, trade names and copyrights (and all applications for the foregoing) which are used in the conduct of, or which relate to, the Business. True, correct and complete copies of the patents, trademarks, service marks, trade names and copyrights (and all applications for the foregoing) identified on Schedule 3.01(m) have been delivered to Eastwind to the extent the same exist. Company solely owns or has the exclusive right to use, free and clear of any payment, restriction or encumbrance, all patents, trademarks, service marks, trade names and copyrights used in the conduct of the Business. Except as set forth in Schedule 3.01(m), there is no claim or demand of any person pertaining
         ----------------
to, or any proceedings which are pending or threatened, which challenge (i) the exclusive rights of Company in respect of any patents, trademarks, service marks, trade names or copyrights used in the conduct of the Business, or (ii) the rights of Company in respect of any of the processes, formulas, confidential information, trade secrets, know-how, technology or other intellectual property used in the conduct of the Business. No patent, trademark, service mark, trade name, copyright, process, formula, know-how, technology or other intellectual property owned or used by Company in the conduct of the Business is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or infringes or is being infringed by others.

                  (n) Permits. Schedule 3.01(n) contains a complete list of all
                      -------  ----------------
the permits issued to Company which are currently used by Company in the operation of the Business (the "Licenses"). Such permits are all the permits necessary or required for the operation of the Business as it is currently being operated.

                  (o) Insurance. Schedule 3.01(o) sets forth a list of all
                      ---------  ----------------
insurance policies (specifying the location, insured, insurer, beneficiary of the policy, amount of coverage, type of insurance and policy number) maintained by Company in respect of the Business. Company has in full force and effect, with all premiums paid thereon, the policies of insurance, or renewals thereof, in the amounts set forth on such Schedule.

                  (p) Collective Bargaining Agreements. Except as set forth in
                      --------------------------------
Schedule 3.01(p), Company is not a party to any collective bargaining or union
----------------
contract in respect of the Business, nor is Company under any current obligation to bargain with any bargaining agent on behalf of any of the employees working in or for the Business, nor has there been any attempt to organize such employees.

                  (q) Employee Plans. (i) Except for the plans disclosed on
                      --------------
Schedule 3.01(q), Company neither maintains nor contributes to any employee
----------------
pension benefit, nor to Company's knowledge, any welfare plans, as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, pension, profit-sharing or deferred compensation plan, agreement or arrangement for the benefit of Company's employees engaged in the Business (collectively, the "Employee Plans").

                         (ii)   Except as disclosed in Schedule 3.01(q):

                            (A) Each Employee Plan and the administration thereof complies, and has at all times complied, in all material respects with its terms and the requirements of all applicable laws, including ERISA and the Code and all reports required to be filed or distributed with respect to any Employee Plan have been duly filed or distributed on a timely basis or any such failure to comply, file or distribute would not result in a material liability to the Business or materially and adversely affect any of the Company's assets;

                            (B) Each Employee Plan intended to qualify under
         Section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such Plan has at all times since its adoption been tax exempt under Section 501(a) of the Code;

                            (C) No benefit under any Employee Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement;

                            (D) No person who is not an employee or former employee or the beneficiary or dependent of such an employee or former employee of the Business is entitled to benefits under any Employee Plan;

                            (E) Neither the Company nor any ERISA Affiliate has maintained or contributed to, or at any time within the past six (6) years has maintained or contributed to, any single-employer plan (within the meaning of Section 3(41) of ERISA) or any multi-employer plan (within the meaning of Section 3(37) of ERISA) subject to Title IV of ERISA, and Company is not aware of any circumstances pursuant to which the Business could reasonably be expected to have a material liability to any person under Title IV of ERISA;

                            (F) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Section 4971 through 4980(B) of the Code or civil liability under Section 503(i) or (l) of ERISA;

                            (G) No Employee Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or
         Section 4980B of the Code or any state laws requiring continuation of benefits coverage following termination of employment;

                             (H)   No suit, action or other litigation
         (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought or, to the knowledge of Company, threatened against or with respect to any Employee Plan and there are no facts or circumstances known to Company that could reasonably be expected to give rise to any such suit, action or other litigation; and

                             (I)   All contributions to Employee Plans
         that were required to be made under such Employee Plans will have been made as of the Effective Time, and all benefits accrued under any unfunded Employee Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP, as of such date and Company will have performed by the Effective Time all material obligations required to be performed as of such date under all Employee Plans.

                 (r)   Customers and Suppliers. Schedule 3.01(r) contains a list
                       -----------------------  ----------------
of (i) the 10 largest customers of the Business ("Material Customers"); and (ii) all suppliers which, during the 12 months ended December 31, 1995, accounted for $25,000 or more of Company's orders for the purchase of products, raw materials, supplies, equipment or parts in connection with the Business ("Material Suppliers"). Except as set forth in Schedule 3.01(r), Company is not involved in
                                    ----------------
any controversy with any Material Customer or Material Supplier and has no knowledge of any facts or circumstances which are reasonably likely, based on actual notice received by, or given to, Stockholder, to result in a loss of, or material diminution in the levels of business from, any present customer which is likely to occur within the balance of calendar year 1996 and which alone or in the aggregate represents two percent (2%) or more of Company's net revenues. Notwithstanding the foregoing, Eastwind and Merger Subsidiary acknowledge being advised by Company that all of Company's contracts with its customers are terminable at will, and Company does not represent or warrant any continuing level of sales in the future.

                 (s)   Changes in Circumstances. Except as set forth in
                       ------------------------
Schedule 3.01(s), since the Balance Sheet Date, Company has not (i) sold,
----------------
transferred or otherwise disposed of any properties or assets used in connection with the Business outside the ordinary and normal course of business for less than fair market value, (ii) mortgaged, pledged or subjected to any Lien, any of its assets, (iii) acquired any property or assets used in connection with the Business outside the ordinary and normal course of business for more than fair market value, or acquired the stock, assets or properties of any other person,
(iv) sustained any damage, loss or destruction of or to its assets (whether or not covered by insurance), in the aggregate in excess of $25,000, (v) entered into any transaction or otherwise conducted the Business other than in the ordinary and normal course of business, (vi) in connection with the Business and except for actions in the ordinary and normal course of business, granted any salary increase or bonus (other than as set forth in this Agreement) or permitted any advance to any employee, or entered into any new, or, altered or amended any existing, employee plan or any employment or consulting agreement, (vii) made any borrowing, whether or not in the ordinary and normal course of business, issued any commercial paper or refinanced any existing borrowings in connection with the Business, (viii) in connection with the Business, paid any obligation or liability (fixed or contingent), other than in the ordinary and normal course of business, repaid any indebtedness in the absence of a scheduled repayment date, discharged or satisfied any Lien, or settled any claim, liability or suit pending or threatened against the Business or any of its assets, (ix) entered into any licenses or leases in connection with the Business, (x) made any loans or gifts in connection with the Business, (xi) modified, amended, cancelled or terminated any contracts or commitments under circumstances which would materially and adversely affect the condition (financial or otherwise), results of operations, business, properties, assets, liabilities or prospects of the Business, (xii) declared or paid, or became obligated to declare or pay, any dividend or other distribution, redemption or other purchase of stock (other than as set forth in this Agreement) (xiii) made any write-off or write-down of any of its assets or made or participated in any intra- company adjustments, charges or transfers other than in the ordinary course of the Business consistent with past practice, (xiv) made or incurred any obligations for capital expenditures or commitments in an aggregate amount in excess of $20,000,
(xv) commenced, terminated or changed any line of business, or (xvi) agreed to, or obligated itself to, do anything identified in (i) through (xv) above.

                 (t)   Taxes. Company has prepared in good faith and filed or
                       -----
caused to be filed all tax returns and reports relating to the Business and required to be filed by it with any Governmental Authority prior to the date of this Agreement. All taxes owed to any Governmental Authority by Company as indicated to be due on such returns and reports, and all claims, demands, assessments, judgments, costs and expenses therewith, have been paid in full.

                 (u)   Brokers, Finders and Agents. Company is not directly or
                       ---------------------------
indirectly obligated to anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby, except Dictor Capital Corp., whose fee will be paid by stockholder.

                 (v)   Employment Matters.  Schedule 3.01(v) contains a true and
                       ------------------
complete list of the names and positions of all employees engaged in the Business, which includes current hourly wages or monthly salaries and other compensation amounts payable to such employees. To the best of Company's knowledge, it has complied in all respects with all applicable laws relating to the employment of such employees, including without limitation, those relating to wages, hours, collective bargaining, unemployment insurance, workers' compensation and the withholding of payroll taxes.

                 (w)   Bank and Brokerage Accounts.  Schedule 3.01(w) sets
                       ---------------------------
forth:

                         (i) A true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or similar relationship, which accounts are the only accounts to which customers of the Business are directed to make payments;

                         (ii) A true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and

                         (iii) A list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

                 (x)   Disclosure. To the best knowledge of Company, no
                       ----------
representation or warranty contained in this Agreement, and no statement contained in any Schedule hereto or in the certificates furnished to Merger Subsidiary hereunder, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

            3.02 Representations and Warranties of Eastwind and Merger
                 -----------------------------------------------------
Subsidiary.  Eastwind and Merger Subsidiary, jointly and severally, represent
----------
and warrant to Company that:

                 (a)   Organization, Power and Authority. Merger Subsidiary is a
                       ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to make and perform this Agreement, and to perform the transactions contemplated by this Agreement. This Agreement and all other agreements and instruments executed or to be executed by Merger Subsidiary in connection herewith have been (or on the Effective Time will have been) duly executed by Merger Subsidiary. This Agreement and the transactions and other agreements and instruments contemplated by this Agreement are expected to be duly approved by the Directors of Eastwind, and following such approval will constitute the valid and binding obligations of Merger Subsidiary and Eastwind, enforceable in accordance with their respective terms.

                 (b)   Conflicts; Defaults. Subject to the consents required as
                       -------------------
listed on Schedule 3.02(b) hereof, neither the execution and delivery of this Agreement and the other agreements and instruments executed in connection herewith by Merger Subsidiary, nor the performance by Merger Subsidiary of the transactions contemplated hereby or thereby, will violate, conflict with, or constitute a default under, any of the terms of Merger Subsidiary's Certificate of Incorporation or By-Laws, or any provisions of, or result in the acceleration of any obligation under, any contract or agreement to which Merger Subsidiary is a party or by which its assets are bound.

                 (c)   Brokers, Finders and Agents. Neither Eastwind nor Merger
                       ---------------------------
Subsidiary is directly or indirectly obligated to anyone as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

                 (d)   Litigation. There exists no litigation, action, suit or
                       ----------
proceeding pending, or to the best of Eastwind's knowledge, any litigation, action, suit, investigation, claim or proceeding threatened, which would affect the transactions contemplated by this Agreement, at law or in equity, before any Governmental Authority or the ability of Eastwind or Merger Subsidiary to perform its obligations under this Agreement or any of the other documents to be executed and delivered by them at the Closing.

                 (e)   Financing.  Merger Subsidiary and Eastwind will have
                       ---------
all necessary funds to pay all payments provided in this Agreement when due.

                 (f)   Regulatory Compliance. No authorization or approval of
                       ---------------------
any governmental unit or regulatory agency is required to approve the transactions contemplated by this Agreement.

                 (g)   Disclosure Documents. The information with respect to
                       --------------------
Eastwind and its subsidiaries furnished to the Company by or on behalf of Eastwind specifically for use in any Company Information Statement to be distributed to the Company's stockholders to solicit their consent and approval of this Agreement and the Merger will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading in the case of the Company Information Statement, at the time the Company Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the Company's stockholders vote on adoption of this Agreement and the Merger, and at the Effective Time.

                 (h)   SEC Filings. Eastwind's filings with the Securities and
                       -----------
Exchange Commission over the past 12 months, when read together, accurately describe Eastwind's current business prospects and financial condition, subject to changes thereto in the ordinary course of business that are not material or adverse to Eastwind, and Eastwind is not aware of any events or occurrences that are likely to result in a material adverse change in Eastwind's business prospects or financial condition. Eastwind is in compliance, and will comply, with all filing and reporting requirements under the Securities and Exchange Act of 1934, as amended (the "1934 Act") necessary to make Rule 144 under the 1933 Act available to selling stockholders who wish to sell Eastwind Shares.

                 (i)   Capitalization of Merger Subsidiary. The authorized
                       -----------------------------------
capital stock of Merger Subsidiary consists of 1,000 shares of common stock, par value $.01 per share, all of which are outstanding. All the issued and outstanding capital stock of Merger Subsidiary is owned by Eastwind. Except for such common stock, there are outstanding (i) no shares of capital stock or other voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Merger Subsidiary and (iii) no options, warrants or other rights to acquire from Merger Subsidiary, and no obligation of Merger Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Subsidiary. Merger Subsidiary has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

                 (j)   Ability to Issue Eastwind Closing Shares and Eastwind
                       -----------------------------------------------------
Preferred Shares. Eastwind has sufficient treasury stock
----------------
and/or authorized but unissued shares of Eastwind Common Stock and Eastwind Preferred Stock, without any requirement for amendment of its articles or certificate of incorporation to increase its authorized capital, in order to issue to the holders of shares of Company Common Stock all of the Eastwind Closing Shares and Eastwind Preferred Shares contemplated under this Agreement in order to effect all the issuances of Eastwind Closing Shares and Eastwind Preferred Shares contemplated by this Agreement.

                 (k)   Registration Statement Eligibility. Eastwind will either
                       ----------------------------------
use Form SB-2, Form S-1, Form S-3 or any other applicable form of Registration Statement under the 1933 Act to register all Eastwind Closing Shares to be issued in the Merger under the 1933 Act in accordance with Section 5.07 hereof and Eastwind shall use its best efforts to continue to satisfy all eligibility requirements for the use of at least one of such Form or Forms at all times that Eastwind Closing Shares may be subject to an effective registration statement filed under the 1933 Act pursuant to Section 5.07 hereof. Eastwind currently is eligible to register its securities on Form SB-2 under the 1933 Act.

                 (l)   Trading Status. Eastwind Common Stock is currently listed
                       --------------
for trading on the NASDAQ Small Capital Market.


                                  ARTICLE IV

                           COVENANTS OF THE COMPANY

            4.01 Maintenance of Business. Except as required by this Agreement,
                 -----------------------
for the period from the date hereof through the Effective Time, Company shall carry on the Business in the ordinary course substantially in the manner heretofore conducted and use its reasonable efforts to maintain or improve its existing relationships with employees, suppliers, customers and others having business relations with it in connection with the Business, and without limiting the generality of the foregoing, Company will also:

                 (a) Use its reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of the Business, (iii) maintain all of its assets in their current condition, ordinary wear and tear and other damage to the extent actually covered by casualty insurance maintained by Company excepted, and (iv) continue all current sales, marketing and promotional activities relating to the Business;

                 (b) Except to the extent required by applicable law, cause the books and records of the Business to be maintained in the usual, regular and ordinary manner;

                 (c) Use its best efforts to maintain in full force and effect, without interruption, substantially the same levels of coverage as the insurance afforded under the policies listed on Schedule 3.01(o);

                 (d) Comply in all material respects with all laws and orders applicable to the Business, and promptly following receipt thereof give Merger Subsidiary copies of any notice received from any governmental or regulatory authority or any other person alleging any violation of any such law or order;

                 (e) Administer each employee benefit plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), ERISA and all other applicable laws;

                 (f) Promptly notify Merger Subsidiary in writing of each receipt by the Company (and furnish copies to Merger Subsidiary) of any notice of investigation or administrative proceeding by the Internal Revenue Service, the Department of Labor, the PBGC or any other person involving any employment benefit plan;

                 (g) Not amend its Certificate of Incorporation or Bylaws or take any action with respect to any such Amendment or any reorganization, liquidation or dissolution of the Company;

                 (h) Not take any of the actions listed in Section 3.01(s) hereof except that (i) Company may make dividends or distributions to Stockholder in such amounts not to exceed Four Thousand Five Hundred Dollars ($4,500), but only provided that (x) Company has the requisite amount of accumulated earnings or surplus amounts from which such distributions may legally be paid, and (y) Company has sufficient cash on hand from which to make such distributions; (ii) the Company intends to, and may, distribute to Stockholder an amount equal to the workers' compensation premium rebate received in September 1996 in an amount of approximately Seventy Thousand Dollars ($70,000), but to the extent such distribution has not been made by the Closing, then Eastwind shall cause the Surviving Coporation to make such distribution to Stockholder at Closing; (iii) Company intends to, and may, deliver an assignment to Stockholder of all of its rights, title and interest in and to a certain life insurance policy owned by the

Company and insuring the life of a former employee, Robert Woods, having a current cash surrender value of approximately Twenty-Eight Thousand Dollars ($28,000) and having a current death benefit of approximately One hundred Ninety Thousand Dollars ($190,000), which assignment will assign to Stockholder all rights of ownership and all obligations, if any, under such policy; (iv) Company may distribute to Stockholder in redemption of some or all of Stockholder's shares in the Company, or may forgive or otherwise reduce any or all of the indebtedness owed to it by Stockholder up to an aggregate maximum principal amount not to exceed $641,000 together with all accrued and unpaid interest therein; and (v) Company may deliver to Stockholder his tangible personal property located on the Company premises within his personal office and his racing memorabilia which is listed on Schedule 4.01(h).

                 (i) Not violate, breach or default under in any material respect, or take or fail to take any action that, with or without notice or lapse of time or both, would constitute a material violation or breach of, or default under, any term or provision of any license held or used in the Business or any Contract to which the Company is a party or by which any of its assets or the Business is bound;

                 (j) Not (i) take any action that would make any representation or warranty of Company hereunder inaccurate in any material respect, or (ii) take any action or course of action inconsistent with compliance with the covenants and agreements of Company herein; and

                 (k) Not enter into any agreement to do or engage in any of the foregoing.

           4.02 Regulatory Authorizations. Company agrees to use its reasonable
                -------------------------
efforts to obtain, and to cooperate with the Merger Subsidiary in obtaining, all authorizations, consents, orders and approvals of Governmental Authorities that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Authorities prohibiting the consummation of the transactions contemplated hereby.

           4.03 Maintenance of, and Access to, Records.  From the date of
                --------------------------------------
this Agreement until the Effective Time for due diligence purposes, Company shall provide Merger Subsidiary, the Surviving Corporation and Eastwind with access (with an opportunity to make copies), during normal business hours, and upon reasonable notice, to all Company's books and records which relate to the Business, including those which have not been transferred to Merger Subsidiary. The

Surviving Corporation shall preserve and maintain such records for at least six
(6) years after the Effective Time and provide Stockholder with access thereto for tax reporting and other proper purposes. For purposes of such due diligence until the Effective Time, Company will, and will instruct its agents and representatives, to provide Merger Subsidiary, Eastwind and their officers, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with reasonable access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its assets and books and records pertaining thereto, and shall furnish Merger Subsidiary, Eastwind and such Representatives with all such information and data (including without limitation copies of agreements, books and records, etc.) concerning the Business as Merger Subsidiary, Eastwind or any of such other Representatives reasonably may request in connection with such investigation. Nothing contained in this Section 4.03 or other investigation by or disclosure to Merger Subsidiary, Eastwind or Representatives shall affect the survival of or modify, limit or create any exception to the representations, warranties, covenants, agreements and indemnities of Company hereunder, or of the conditions to the obligations of Merger Subsidiary and Eastwind to close as set forth in this Agreement.

           4.04 Further Assurances. From time to time after the Effective Time,
                ------------------
upon request of the Surviving Corporation and without further consideration, Company shall execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer and shall take all such other action required to transfer to and vest in the Surviving Corporation, and to put the Surviving Corporation in possession of, all of its assets and the Business, in accordance with the terms of this Agreement.

           4.05 No Solicitation. (a) From and after the date hereof until the
                ---------------
Effective Time or earlier termination of this Agreement, the Company shall not, and shall take reasonable steps to insure that each of its officers, directors, employees, representatives, agents and affiliates, including, without limitation, any investment banker or advisor, attorney, accountant or broker retained by Company, not (i) disclose to any third party (other than such officers, directors, key employees and advisors) any of the terms of this Agreement or the fact that this Agreement exists or (ii) directly or indirectly, invite, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), any inquiries with respect to or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or (iii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or (iv) agree to endorse any Acquisition Proposal. For purposes of this Section, the term "Acquisition Proposal" shall mean any of the following (other than the transactions with the Merger Subsidiary contemplated by this Agreement): (i) any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction involving the Company; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company in a single transaction or series of transactions; (iii) any offer or proposal for 5% or more of the outstanding shares of capital stock of the Company or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. The Company represents that it is not, nor are any of its stockholders, currently a party to or bound by any agreement with respect to an Acquisition Proposal. In the event that the Company receives or becomes aware of any Acquisition Proposal, the Company will promptly notify Merger Subsidiary in writing of such communication, of the identity of the person or entity making such Acquisition Proposal and of the terms and conditions of such Acquisition Proposal.

                 (b) If the Company, or any of the other persons listed in subsection (a) above breaches or violates any of its covenants in subsection (a) above, or if within nine (9) months following termination of this Agreement (unless such termination is without fault on the part of Company), the Company or its stockholders shall have entered into an Acquisition Proposal, then the Company shall immediately reimburse Eastwind and Merger Subsidiary for all of Eastwind's and Merger Subsidiary's costs and expenses related to the transactions contemplated under this Agreement incurred through such date and in addition shall pay to Eastwind a Termination Fee of $50,000. The Company acknowledges that the agreements and covenants contained in this Section 7.7 are an integral part of the transactions contemplated by this Agreement.

           4.06  Stockholder Consent; Company Information Statement.
                 --------------------------------------------------

                 (a) The Company shall solicit the written consent of its stockholders (the "Company Stockholder Consent") as soon as reasonably practicable for the purpose of securing such stockholders' approval and adoption of this Agreement and the Merger. The Directors of the Company shall, subject to their fiduciary duties, approve this Agreement and the Merger, and recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such Company Stockholder Consent, the Company
(i) will promptly prepare and
thereafter mail to its stockholders as promptly as practicable all such information regarding the parties to this Agreement and the transactions contemplated hereby as it deems reasonably necessary (collectively, the "Company Information Statement") and all other related materials for such Company Stockholder Consent, (ii) will, subject to the fiduciary duties of its Board of Directors, use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and
(iii) will otherwise comply with all legal requirements applicable to such Company Stockholder Consent, including, without limitation, Section 228 of the Delaware General Corporation Law. Notwithstanding the foregoing, in lieu of soliciting the written consent of its stockholders to approve this Agreement and the Merger, the Company may, in its discretion, call a meeting of its stockholders for the purpose of voting on the approval and adoption of this Agreement and the Merger in accordance with the foregoing provisions of this
Section 4.06.

                 (b) Eastwind is given the right to approve the form and content of the Company Stockholder Consent and the Company Information Statement (if one is prepared and circulated), which approval shall not be unreasonably withheld. The Company will furnish to Eastwind all such information Eastwind shall reasonably need in order to prepare the private placement offering materials to be included as a part of the information furnished by the Company to its stockholders.

                 (c) The package of materials compromising the Company Information Statement shall also contain a form of investment representations as customary in a private placement offering, a one year limited "lock-up" commitment in the form of Exhibit 4.06(c) relating to periodic limitations on the right of Stockholder to resell the Eastwind Closing Shares after the Effective Time and other information reasonably necessary to qualify the issuance of the Eastwind Closing Shares as a private placement under Rule 506 of Regulation D or otherwise under the Securities Act of 1933, as amended (the "1993 Act").

           4.07  Limited Right of Offset and Collateral Security. Stockholder
                 -----------------------------------------------
and Centennial Racing, Inc., a North Carolina corporation ("Racing") agree that in order to secure the obligations of Stockholder under his Non-Compete Agreement attached hereto as Exhibit 7.02(l), in the event of any breach of such Agreement by Stockholder as determined by the arbitration panel provided for in
Section 11.04 hereof or by a court of competent jurisdiction which results in the award of damages in favor of Surviving Corporation or Eastwind, then Surviving Corporation or Eastwind, as the case may be, shall have the following rights of offset or collection against Stockholder to recoup such damage award:

                 (a) The limited right of offset against the promotion payments set forth in Section 5.05 hereof; and

                 (b) A right of collection against the death proceeds or cash surrender value payable under that certain policy of life insurance on the life of a former employee of Company, Robert Woods, formerly owned by Company and assigned by it to Stockholder, which security interest shall be evidenced by a form of collateral assignment or as part of the original agreement of assignment of all of the rights title and interest in and to such policy by Company to Stockholder, and which security interest shall lapse upon the death of Mr. Woods unless a claim hereunder has been asserted in writing prior to his death.

                                   ARTICLE V

                  COVENANTS OF EASTWIND AND MERGER SUBSIDIARY

           5.01 Maintenance of, and Access to, Records. From and after the
                --------------------------------------
Closing, Merger Subsidiary shall, whenever reasonably requested by Company, permit Company to have reasonable access to all business records turned over to and maintained by Merger Subsidiary pursuant to this Agreement for the purpose of complying with the requirements of any Governmental Authority tax audit or other reasonable business purpose consistent with the terms of this Agreement. The Surviving Corporation shall preserve and maintain such records for at least six years after the Effective Time.

           5.02 Regulatory Authorizations. Merger Subsidiary agrees to use its
                -------------------------
best efforts to obtain, and to cooperate with Company in obtaining, all authorizations, consents, orders and approvals of Governmental Authorities that may be or become necessary in connection with the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Authorities prohibiting the consummation of the transactions contemplated hereby.

           5.03 Further Assurances. From time to time after the Effective Time
                ------------------
upon request of Company and without further consideration, Merger Subsidiary shall execute, acknowledge and deliver all such other instruments and shall take all such other action required effectively to consummate the transactions contemplated by this Agreement.

           5.04 Offer of Employment. Merger Subsidiary agrees to offer
                -------------------
employment to all employees of Company as of the Effective Time at comparable compensation levels to their current compensation, but the status of all of such employees shall be terminable at will.

           5.05 Promotion.  Company and Stockholder agree that they will cause
                ---------
their affiliate, Racing, to continue to promote the Business and other businesses owned by Eastwind through its automobile racing efforts, in return for which Eastwind agrees that it will cause the Surviving Corporation to sponsor Racing's automobile racing team and race cars. The Surviving Corporation will pay to Racing $100,000 per year, payable in equal monthly installments, for a period of three (3) years following the Effective Time, and the Surviving Corporation will retain an option to extend this arrangement for an additional two years at the same rate. In return for such payments, Racing will provide the Surviving Corporation and Eastwind with respect to the Business and Eastwind's other businesses with full sponsorship rights similar to those provided to any other major primary sponsor of a similar automobile racing team. Such support will include, but not be limited to, the display of highly visible graphic art displays similar to those already on Racing's race cars and to be placed on any additional race cars Stockholder or Racing may be affiliated with and in connection with any other reasonable promotional activities, provided approved in advance by the Surviving Corporation. The Surviving Corporation in turn agrees to provide Company and Racing with printing support in the amount and of the kinds that were previously utilized to acquire racing engines for the race cars, up to a total annual cost not to exceed $25,000. The Surviving Corporation and Eastwind, as the case may be, will have a right of offset to these payments if Racing fails to provide the support and rights agreed to in this Section 5.05 as determined by the arbitration panel provided for in Section 11.04 hereto or if the arbitration panel provided for in Section 11.04 hereof or a court of competent jurisdiction determines that stockholder has breached his Non-Compete Agreement attached hereto as Exhibit 7.02(l) and has awarded damages in favor of Surviving Corporation or Eastwind.

           5.06 Obligations of Merger Subsidiary.
                --------------------------------

                Eastwind will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Subsidiary will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any Person other than Eastwind or a wholly-owned subsidiary of Eastwind. Merger Subsidiary shall not incur any indebtedness or liabilities of any kind except pursuant to this Agreement.

     5.07  Registration Rights.
           -------------------

           (a) For purposes of this Section 5.07 the following terms shall have the meanings set forth below:

                  (i) The terms "Register" and "Registration" refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

                 (ii) The securities registered by the Registration means all of the Eastwind Closing Shares issued pursuant to the Merger, regardless of when issued, and to be registered if not then currently registered under the 1933 Act, in order to permit them to be resold by the Holders thereof.

                (iii) The term "Holder" or "Holders" means the Company stockholders receiving the Eastwind Closing Shares pursuant to Article I of this Agreement, and their personal representatives, estates and heirs, and any assignee of record of Eastwind Closing Shares to whom rights under this Section
5.07 may be transferred under Section 5.07(s).

                 (iv) The terms "Form SB-2", "Form S-1", "Form S-3" and "any other applicable form of Registration Statement" mean those forms of Registration Statements under the 1933 Act as in effect on the date hereof or any registration form subsequently adopted by the Securities and Exchange Commission ("SEC") which replaces such form.

                  (v) The term "Registration Statement" means that form of Registration Statement under the 1933 Act on Form SB- 2, S-1, S-3 or other applicable form of Registration Statement, and all amendments and supplements thereto, as shall be available to Eastwind for the periods required hereunder as will permit the Holders to sell the Eastwind Closing Shares without having to rely upon Rule 144 or other exemptions from registration.

                 (vi) The term "Extension Period" means (A) after a Registration Statement has become effective, if the same becomes ineffective within one (1) year, the number of days from the suspension of such effectiveness until the effectiveness of such Registration Statement is re-established; and (B) the number of days after a Registration Statement has become effective, that Eastwind has failed to maintain its listing on NASDAQ or a comparable national or regional exchange as required by Section 5.07(e)(v) below.

           (b) Eastwind agrees to include all of the Eastwind Closing
Shares in the next Registration Statement filed by Eastwind for any other purpose, and if none shall be filed, then agrees to use its best efforts to file a registration statement, the purpose of which is to register all of the Eastwind Closing Shares issued pursuant to this Agreement (if not currently registered for resale under the 1933 Act) as soon as reasonably practicable following the Effective Time, and in any event, no later than within six (6) months of the Effective Time, and to use its best efforts to cause such Registration Statement, to become effective under the 1933 Act as soon as practicable, and particularly to the extent possible within 90 days following such filing. The foregoing to the contrary notwithstanding, the Holders shall not have any rights hereunder to cause Eastwind to file more than one Registration Statement, subject to the provisions of Section 5.07(g) regarding a withdrawn registration.

           (c) If the Holders intend to distribute the Eastwind Closing Shares by means of an underwriting, they shall so advise Eastwind and Eastwind shall include such information in the Registration Statement, as the case may be. All Holders proposing to distribute their Eastwind Closing Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Holders owning a majority in interest of the outstanding Eastwind Closing Shares held by the Holders. Notwithstanding any other provision of this subsection, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of Eastwind Closing Shares to be underwritten, then Eastwind shall so advise all Holders of Eastwind Closing Shares which would otherwise be underwritten pursuant hereto, and the number of shares of Eastwind Closing Shares that may be included in the underwriting shall be allocated among all Holders thereof in proportion (as nearly as practicable) to the amount of Eastwind Closing Shares owned by each Holder.

           (d) The foregoing to the contrary notwithstanding, if prior to February 28, 1997, Eastwind shall furnish to each of the Holders a certificate signed by its Chairman stating that in the good faith judgment of the Board of Directors of Eastwind it would be seriously detrimental to Eastwind and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, Eastwind shall have the right to defer such filing for a period of no more than sixty (60) days; provided, however, that Eastwind may utilize this right only once. If the effect of such deferral is to defer the effective date of such Registration Statement beyond February 28, 1997, such shall not be deemed a violation of Eastwind's best efforts hereunder, but such deferral of the filing of the

Registration Statement shall extend the time during which such Registration Statement must be kept effective by Eastwind as provided in Section 5.07(e)(i) by the length of such deferral period.

           (e) Eastwind further agrees, as expeditiously as reasonably possible to use its best efforts:

                  (i) To keep the Registration Statement for the Registration of the Eastwind Closing Shares hereunder effective for an aggregate, even if not continuous, period of one year following its Effective Date, including, to the extent necessary, preparing and filing all amendments to such Registration Statement and/or Prospectus as necessary under the 1933 Act to permit the Holders to resell or dispose of the Eastwind Closing Shares owned by them.

                 (ii) To furnish to the Holders such numbers of copies of the Prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request or as are required by law in order to facilitate the sale or disposition of Eastwind Closing Shares owned by them.

                (iii) To use its best efforts to register and qualify the Eastwind Closing Shares covered by such Registration Statement, as the case may be, under such other securities or Blue Sky laws of such jurisdictions within the United States as shall be reasonably requested by the Holders, provided that Eastwind shall not be required to qualify to do business or file a general consent to service or process in any such states or jurisdictions.

                 (iv) To notify each Holder of Eastwind Closing Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (v) During the period of time set forth in (i) above, to use its best efforts to maintain its listing on NASDAQ or a comparable national or regional exchange in order to provide Holders with a market for their Eastwind Closing Shares.

           (f) It shall be a condition precedent to the obligations of Eastwind to take any action pursuant to this Section 5.07 with respect to the Eastwind Closing Shares of any selling Holder that such Holder shall furnish to Eastwind such information regarding itself, the Eastwind Closing Shares held by it, the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Eastwind Closing Shares and the indemnification contemplated by 5.07(j).

           (g) Eastwind shall bear and pay all expenses incurred in connection with any registration, filing or qualification of the Eastwind Closing Shares with respect to the registrations hereunder for each Holder, including all registration, filing and qualification fees, printers and accounting fees relating or allocable thereto, fees and disbursements of counsel for Eastwind, but excluding (i) counsel fees for the Selling Holders; (ii) underwriting discounts, commissions and expenses, if any, relating to the resale of the Eastwind Closing Shares held by the Selling Holders; and (iii) Eastwind's expenses of Registration of the Eastwind Closing Shares under the 1933 Act pursuant to this Section to the date of withdrawal of such Registration if the withdrawal of such Registration occurs at the selling Holders' request that such be withdrawn after the Registration process has commenced, unless the selling Holders' request to withdraw is made because of a material adverse change in the financial condition or business of Eastwind of which the Selling Holders were unaware when the registration process began. Any registration withdrawn shall not count as the registration of the Eastwind Closing Shares.

           (h) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.07.

           (i) To the fullest extent permitted by law, Eastwind will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities and reasonable expenses (including legal fees) (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities or reasonable expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"); (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading

(but only if such is not corrected in the final prospectus), or (C) any violation or alleged violation by Eastwind in connection with the registration of Eastwind Closing Shares under the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; provided, however, that the indemnity agreement contained in this subsection 5.07(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, reasonable expenses or action if such settlement is effected without the consent of Eastwind (which consent shall not be unreasonably withheld or delayed), nor shall Eastwind be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

           (j) To the fullest extent permitted by law, each selling Holder will indemnify and hold harmless Eastwind, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Eastwind within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities and reasonable expenses (including legal fees) (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, liabilities or reasonable expenses (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this subsection 5.07(j) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, reasonable expenses or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed, and provided further,
                                                           -------- -------
that the total amounts payable in indemnity by a Holder under this Section 5.07(j) in respect of all Violations shall not exceed the net proceeds realized by such Holder from the sale of his Eastwind Closing Shares pursuant to a registration of such Eastwind Shares under this Section 5.07 (or if such Holder has not yet sold all of such Eastwind Closing Shares under such a registration on the date the claim for indemnity is presented to him, then the sum of the net proceeds realized as aforesaid and the value of such Eastwind Closing Shares still held by him and subject to the Registration

Statement (measured by the closing price of such shares on NASDAQ on such date).

           (k) Promptly after receipt by an indemnified party under this Section
5.07 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.07, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall
                             --------  -------
have the right to retain its own counsel, with the fees and expenses of such counsel to be paid by the indemnifying party, if it can demonstrate to the reasonable satisfaction of the indemnifying party that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.07, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.07.

        (l) In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to Section 5.07(i) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 5.07(i) provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5.07(j); then, and in each such case, Eastwind and such Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for not more than the percentage of such losses, damages, claims or liabilities that is equal to the percentage that the net proceeds and/or value as applicable, of such Holder's Eastwind Shares, as determined under 5.07(j), bears to the net proceeds and/or value of all Eastwind Closing Shares, as determined under 5.07(j), offered by and sold under such registration statement, such traded values determined on the date such registration statement is declared effective, and Eastwind and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case (A) no Holder
                       --------  -------
shall be required to contribute any amount in excess of the net proceeds and/or value of such shares, as applicable, as determined under 5.07(j), on such date of such Holder's Eastwind Closing Shares pursuant to the registration of such shares effected by Eastwind under this Section 5.07, and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

           (m) The obligations of the Company and Holders under this Section
5.07 shall survive the completion of any offering of Registerable Securities in a registration statement under this Section 5.07 and otherwise.

           (n) With a view to making available to the Holders the benefit of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Eastwind to the public without registration or pursuant to a Registration Statement, as the case may be, Eastwind agrees to at all times until at least October 31, 1998 and, if applicable, plus any Extension Period:

                  (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

                 (ii) take such action, including maintaining the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Rule 144 for the sale of their Eastwind Closing Shares under the 1933 Act;

                (iii) file with the SEC in a timely manner all reports and other documents required of Eastwind under the 1934 Act; and

                 (iv) to furnish such Holders, upon reasonable request, copies of forms and reports filed under the 1934 Act and confirmation that Eastwind has complied with all requirements imposed upon it to make resales in compliance with Rule 144 available to them.

           (o) With a view to maintaining an active trading market for the Eastwind Shares for the benefit of the holders thereof, Eastwind agrees to use its best efforts, to the extent within its control, at all times until at least October 31, 1998:

                  (i) to cause the Eastwind Common Stock to be listed on the NASDAQ Small Capital Market or a comparable securities exchange in the United States of America and file all notices with the NASDAQ (or other comparable U.S. securities exchange) that are necessary for the Eastwind Closing Shares to be designated for issuance as a NASDAQ Small Capital Market (or other comparable U.S. securities exchange) security;

           (p) Any provision of this Section 5.07 may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Eastwind and the Stockholder. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of any securities purchased under this Agreement at the time outstanding, each future Holder of all such securities, and Eastwind.

           (q) Eastwind will have no obligation to find purchasers for the Eastwind Closing Shares held by the Holders and registered for resale, and the Holders of such Eastwind Closing Shares will only sell them in open market transactions or through an underwriter, and only pursuant to the Registration Statement, and as to Stockholder, only to the extent permitted under the "lockup obligation" referred to in Section 4.06(c).

           (r) From and after the date of this Agreement and until the Registration has been declared effective, Eastwind shall not, without the prior written consent of the Holders of a majority of the Eastwind Closing Shares then outstanding, enter into any agreement with any holder or prospective holder of any other securities of Eastwind that would allow such holder or prospective holder (a) to include securities other than Eastwind Closing Shares in any Registration filed under Section 5.07 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in such Registration under this Section 5.07 only to the extent that the inclusion of his securities will not reduce the amount of the Eastwind Closing Shares of the Holders to be included in such Registration or otherwise defer or prevent the Registration of any Eastwind Closing Shares pursuant to this Section.

           (s) The rights of any Holder of Eastwind Closing Shares under this
Section 5.07 may be assigned to any person or entity who acquires or purchases Eastwind Closing Shares from such Holder in any transaction not in violation of such Holder's (in the case of Stockholder only) "lock-up" obligation contemplated by Section 4.06 (c) of this Agreement (including, but not limited to, any partner or stockholder of such Holder who receives such Eastwind Closing Shares in any distribution or dividend of any kind); except that a Holder's rights under this Section 5.07 may not be assigned to any person or entity who purchases Eastwind Closing Shares from such Holder pursuant to a public sale of such Eastwind Closing Shares effected pursuant to the Registration of such Eastwind Closing Shares under the 1933 Act as contemplated by this Section 5.07.

           (t) Each Holder is an intended third-party beneficiary of the agreements and provisions set forth in this Section 5.07 and, from and after the Effective Time, each such Holder shall have the right to enforce its rights and Eastwind's obligations under this Section 5.07.

           (u) (A) Until the Registration Statement pursuant to which the Eastwind Closing Shares have been registered has first been declared effective,
(B) during any suspension of the effectiveness of a Registration Statement which has been effective for less than one (1) year (in the aggregate, and not consecutively) prior to suspension, or (C) if during such one year period the listing required to be maintained under Section 5.07(e)(v) above is suspended or delisted, then during the additional period of time until such listing has been reestablished, the Surviving Corporation shall continue to pay the Stockholder a consulting fee at a monthly rate of $12,500.

     5.08  Floor Guarantee of Resale Price of Eastwind Closing Shares.
           ----------------------------------------------------------

           (a) If, in any succeeding and consecutive three month period (hereinafter a "Quarter"), following the first effective date of the Registration Statement referred to in Section 5.07, the Stockholder shall sell Eastwind Closing Shares at an aggregate gross price received for the sale of all such shares in such Quarter, which when divided by the number of such shares sold in such Quarter, results in a per share price of less than 85% of the Eastwind Closing Price Per Share (hereinafter the "Floor") then Eastwind shall pay to the Stockholder the difference between such per share price realized by the Stockholder and the Floor, multiplied by the number of Eastwind Closing Shares sold during such Quarter, within ten (10) days following evidence furnished by the Stockholder of such differential.

           (b) If Eastwind is required to make a payment of such guaranteed amount between the realized price per share and the Floor, as set forth in subsection 5.08(a), with respect to any Quarter, then Eastwind shall be entitled to a refund with respect to its past guarantees to the extent paid by it, and if Eastwind has not yet been required to make a payment of such guaranteed amount then Eastwind shall receive a corresponding credit against its future guarantees, to the extent the Stockholder has sold Eastwind Closing Shares within the "Floor Guarantee Period" (as hereinafter defined) and the aggregate gross price received for all of such shares sold in such Floor Guarantee Period, which when divided by the number of such shares sold in such Floor Guarantee Period, results in a per share price which exceeds the Eastwind Closing Price Per Share, and which refund and/or credit shall be in an amount equal to the aggregate of such excess price for all of such shares sold, but in the case of a refund, not to exceed the aggregate Floor guarantees previously paid by Eastwind to Stockholder.

           (c) The Eastwind Floor guarantee of resale price support in subsection 5.08(a), and the corresponding credit or refund obligation of the Stockholder in subsection 5.08 (b), shall expire at the end of the fourth Quarter following the first effective date of the Registration Statement referred to in Section 5.07 plus, if applicable, the Extension Period, even if the Stockholder has not disposed of all of his Eastwind Closing Shares by such date (the "Floor Guarantee Period"). Eastwind shall have paid to Stockholder all applicable Floor guarantees, net of any such credits or refunds, for those four Quarters (if any), but Stockholder shall not be required to credit or pay any excess proceeds (as defined in 5.08(b)) to Eastwind which exceed the total amount of Eastwind Floor guarantees for those four Quarters (if any).

           (d) If, in any Quarter, the Stockholder intends to place a sell order or orders for more than five hundred (500) of the Eastwind Closing Shares at a price which is more than 25% below the Eastwind Closing Price Per Share, then before such trade can be effected the Stockholder must first give prompt written notice of such intention to sell to Eastwind, and Eastwind shall have a right of first refusal to repurchase such shares being offered for sale at such offered price, provided Eastwind gives the Stockholder notice of its intention to immediately purchase such shares at such price no later than forty-eight (48) hours following its receipt of notice by the Stockholder to Eastwind of such intention, at a closing to occur not later than five (5) days after issuance of such notice. Such purchase by Eastwind shall not obviate its Floor guarantee pursuant to this Section 5.08.

     5.09  Board of Directors. Eastwind covenants that it will cause Stockholder
           ------------------
to be elected as a director of Surviving Corporation for a period of at least two (2) years, provided Stockholder wishes to so serve and further provided that Surviving Corporation remains as a separate corporate entity during such period of time.

     5.10  Continued Participation of Stockholder in Certain Benefit Plans of
           ------------------------------------------------------------------
Surviving Corporation. The Surviving Corporation shall permit Stockholder to
---------------------
continue as a participant in certain medical and health benefit plans maintained for the employees of Surviving Corporation for a period of five (5) years following the Effective Date, provided that Stockholder shall pay the full cost of his participation in such plans. This obligation shall continue only for so long as Surviving Corporation continues to offer such plans, and nothing contained herein shall be construed as any obligation on the part of Surviving Corporation to continue any specific plan now in force for such five (5) year period nor limit the right of Surviving Corporation to change the form, nature or amounts of coverage under such plans in the future, including, solely at its option, to eliminate any and all of such plans in the future.

                                  ARTICLE VI

           COVENANTS OF EASTWIND, MERGER SUBSIDIARY AND THE COMPANY

     6.01  Press Releases. To the extent required to be made pursuant to any
           --------------
applicable law, regulation or other requirement of any Governmental Authority in the reasonable opinion of its legal counsel, Eastwind may make any public announcement or issue any press release regarding this Agreement or the consummation of the transactions contemplated hereby without the prior consent of Company to such announcement or press release, but Company shall have the right to review and comment upon such prior to its release, provided such is not unreasonably delayed thereby. Company will not make any such announcement or press release without Eastwind's prior written consent, which will not be unreasonably withheld, and upon its initial announcement of the transactions contemplated hereunder will notify the Company's employees in a manner mutually agreed between Company and Eastwind.

     6.02  Expenses. Each party hereto will bear the legal, accounting,
           --------
brokerage, consulting and other fees and expenses incurred by such party in connection with this Agreement, and the other agreements and transactions contemplated hereby, except that Surviving Corporation shall pay Company's and Stockholder's reasonable legal and accounting fees in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

     6.03  Reasonable Efforts. Subject to the terms and conditions of this
           ------------------
Agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided that the foregoing shall not require Eastwind to furnish, other than for itself and its affiliates, financial statements prepared in accordance with United States generally accepted accounting principles or any reconciliation of financial statements with United States generally accepted accounting principles.

     6.04  Certain Filings. The Company and Eastwind shall cooperate with one
           ---------------
another (a) in connection with the preparation of the Company Information Statement, (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Information Statement and timely seeking to obtain any such actions, consents, approvals or waivers.

     6.05  Further Assurances. At and after the Effective Time, the officers and
           ------------------
directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger; and Eastwind shall deliver or cause its counsel to deliver in a timely manner to the transfer agent of Eastwind Common Stock and Eastwind Preferred Stock such authorization or instructions as a holder of the Eastwind Common Stock or Eastwind Preferred Shares may reasonably request in order to sell, transfer or dispose of such shares in the manner set forth herein.

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

     7.01  Conditions to the Obligations of Each Party. The obligations of the
           -------------------------------------------
Company, Eastwind and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

           (a) this Agreement shall have been adopted by the directors and by the stockholders of the Company and of Merger Subsidiary in accordance with Delaware Law;

           (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

           (c) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger shall have been obtained (other than those actions or filings which, if not obtained or made prior to the consummation of the Merger, would not reasonably be expected to have a Material Adverse Effect or would not cause the Merger to be legally ineffective, unlawful or invalid);

           (d) there shall not be in effect any banking moratorium or suspension of payments in respect of banks in the United States or Canada, or any general suspension in trading in, or limitation on prices for, securities on the NASDAQ Small Capital Market;

           (e) All third-party consents to the change of control in the Company effected by the Merger required under any written contract or agreement, a list of which is included in Schedules 3.01(b) and (c), the failure of which to obtain could reasonably be expected to have a Material Adverse Effect, shall have been obtained.

           (f) All other required governmental regulatory approvals of the Merger in the United States shall have been obtained.

     7.02  Conditions to the Obligations of Eastwind and Merger Subsidiary.
           ---------------------------------------------------------------

           The obligations of Eastwind and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (a)(A) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time; (B) the representations and warranties of the Company contained in Section 3.01 or in any certificate or other writing delivered with respect to any such representation and warranty shall have been true in all material respects on the date of this Agreement and as of the Effective Time as if made at and as of such time; (C) each of the other representations and warranties of the Company contained in any other certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time; (D) The Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Effective Date; (E) the Board of Directors of the Company shall have approved the Merger as evidenced by the Company's execution of this Agreement; and (F) Eastwind shall have received a certificate in a form satisfactory to Eastwind signed by an executive officer of the Company to the foregoing effect;

                  (b) Eastwind shall have received all documents it may reasonably request relating to the existence of the Company and the Subsidiaries and the authority of the Company for this Agreement, all in form and substance satisfactory to Eastwind;

                  (c) Since the date hereof, there shall have been no material adverse change, nor any event which likely will result in any change, in the condition (financial or otherwise), results of operations, properties, assets or liabilities of the Business, and a Uniform Commercial Code Search for judgments, liens and UCC filings shall not have discovered any material liability or encumbrance not disclosed in the Financial Statements nor in the Schedules that has not been reduced to an immaterial liability or encumbrance prior to the Effective Time.

                  (d) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the consummation of the transactions contemplated by this Agreement shall be duly obtained and effective as of the Effective Time of the Merger.

                  (e) The Company shall have prepared and delivered to its stockholders the Company Information Statement which will be in such form as has been approved by Eastwind after its review and the review of its counsel thereof (such approval by Eastwind and its counsel not to be unreasonably withheld) as provided in

Section 4.06 hereof, unless counsel to the Company shall have determined that the Company Information Statement is not required.

                  (f) At least ninety-five percent (95%) of the Company stockholders, in interest (measured by the number of shares outstanding of all classes and series of stock in the Company), shall have approved the Merger, and no more than two and one-half percent (2 1/2%), in interest (measured by the number of shares outstanding of all classes and series of stock in the Company), of such Company stockholders shall have demanded appraisal rights for their shares of Company Common Stock in accordance with the statutory provisions of Delaware law relating to stockholder dissenters' rights.

                  (g) Eastwind shall have received reasonably satisfactory documentation from the holders of shares of Company Common Stock who are not exercising dissenting stockholders' rights to the effect that the Eastwind Closing Shares and Eastwind Preferred Shares that such Company stockholders are acquiring in the Merger will be acquired for their own account, for investment and not with a view to distribution without an appropriate registration of such Eastwind Closing Shares and Eastwind Preferred Shares or an applicable exemption from registration under the 1933 Act, and further agreeing not to assign, transfer or dispose of such Eastwind Closing Shares and Eastwind Preferred Shares for a minimum of 90 days following the Effective Time, and shall otherwise be satisfied, based upon the reasonable, advice of its counsel, that the issuance of all Eastwind Closing Shares and Eastwind Preferred Shares contemplated by this Agreement is covered by an applicable exemption from the registration requirements of the 1933 Act or have otherwise been registered under the 1933 Act prior to issuance.

                  (h) The present directors of the Company and Bruce K. Worrall and Vicki L. Worrall shall have delivered to Eastwind satisfactory evidence of their resignations from their positions effective as of the Effective Time.

                  (i) Eastwind shall have delivered to Merger Subsidiary all documents and other papers related to actions and legal proceedings that are required to be delivered hereunder, and no judgment, order or decree shall have been rendered by any Governmental Authority which has the effect of enjoining the consummation of the transactions contemplated by this Agreement.

                  (j) Eastwind shall be satisfied with the results of its detailed due diligence into the Business conducted after the date hereof.

                  (k) Eastwind shall have received the Non-Compete Agreement with Stockholder properly executed by him, substantially in the form of Exhibit 7.02(k) attached hereto and made a part hereof.

                  (l) Eastwind shall have received an opinion of Riley, Riper, Hollin & Colagreco, counsel to the Company, addressed to Eastwind and Merger Subsidiary, dated as of the Effective Time, substantially in the form set forth as Exhibit 7.02(l) attached hereto and made a part hereof.

         7.03     Conditions to the Obligations of the Company.
                  --------------------------------------------

                  The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions;

                  (a) Eastwind and Merger Subsidiary shall have performed in all material respects all of their respective covenants and obligations hereunder required to be performed by them at or prior to the Effective Time; the representations and warranties of Eastwind and Merger Subsidiary contained in this Agreement and any certificate or other writing delivered by Eastwind or Merger Subsidiary pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time; the Board of Directors of Eastwind and of the Merger Subsidiary shall have approved the Merger as evidenced by Eastwind's execution of this Agreement; and the Company shall have received a certificate in a form satisfactory to Company signed by an executive officer of each of Eastwind and Merger Subsidiary to the foregoing effect;

                  (b) the Company shall have received all documents it may reasonably request relating to the existence of Eastwind or Merger Subsidiary and the authority of Eastwind or Merger Subsidiary to enter into this Agreement, all in form and substance satisfactory to the Company;

                  (c) no material adverse change in the business, prospects or financial condition of Eastwind or Merger Subsidiary shall have occurred since the date hereof and neither Eastwind nor Merger Subsidiary shall have become the subject of any bankruptcy or similar insolvency proceeding;

                  (d) Eastwind shall be in full compliance with its obligations to file and make reports to the SEC under the 1934 Act, and Eastwind Common Stock shall be listed and quoted on the NASDAQ-

Small Capital Market, and the Company shall have received a certificate to such effect from an executive officer of Eastwind.

                  (e) Eastwind shall have delivered to Company all documents and other papers related to actions and legal proceedings that are required to be delivered hereunder. No judgment, order or decree shall have been rendered by any Governmental Authority which has the effect of enjoining the consummation of the transactions contemplated by this Agreement.

                  (f) Merger Subsidiary shall have obtained releases from third-party lenders and/or assignees of the equipment leases listed on Schedule 3.01(f) or (g) in favor of Stockholder and his wife (the "Worralls" and the "Third-Party Releases") releasing them from all liability or claims from such third-party lenders.

                  (g) Stockholder shall have received the Non-Compete Agreement in the form of Exhibit 7.02(k), properly executed by Eastwind and the Surviving Corporation, and shall have received the lump sum cash payment of $500,000 thereunder in immediately available funds from Eastwind and/or Surviving Corporation.

                  (h) Eastwind and Merger Subsidiary shall have delivered the Eastwind Closing Shares, the Eastwind Preferred Shares, and the cash payment of $450,000 which together comprise the Merger Consideration.

                  (i) The Company shall have received an opinion of Clark Ladner Fortenbaugh & Young, counsel to Eastwind and Merger Subsidiary, addressed to the Company and dated as of the Effective Time, substantially in the form set forth as Exhibit 7.03(m) attached hereto.

                                  ARTICLE VIII

                                   TERMINATION

         8.01     Termination.
                  -----------

                  This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

                  (a) by mutual written consent of the Company, Merger Subsidiary and Eastwind;

                  (b) by either the Company or Eastwind, if the Merger has not been consummated by December 31, 1996;

                  (c) by either the Company or Eastwind, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Eastwind, Merger Subsidiary or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such judgment, injunction order or decree;

                  (d) by either Eastwind or the Company, if the Company Stockholders shall have failed to approve and adopt this Agreement and the Merger; or

                  (e) by Eastwind, if it and Merger Subsidiary are not in material breach of their obligations under this Agreement and if the Board of Directors of the Company shall have (A) withdrawn its recommendation of the Merger or (B) recommended or approved any acceptance by stockholders of any Proposal for Acquisition of the Company (other than an acquisition proposal made by Eastwind or an affiliate of Eastwind).

         8.02     Effect of Termination.
                  ---------------------

                  If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except for fraud and for willful breach of a material covenant contained herein, except that if Company shall have taken the actions specified in 8.01(e) Eastwind shall have all remedies available at law or in equity. In any event, the agreements contained in Sections 4.05 and 6.02 shall survive the termination hereof.

         8.03     Efforts to Close.
                  ----------------

                  The parties will use their best efforts to close and consummate the Merger in accordance with the terms of this Agreement as soon as practicable after the date hereof.

                                  ARTICLE IX

                                  TAX MATTERS

         9.01     Taxes and Adjustments.
                  ---------------------

                  Company and Stockholder shall file or cause to be filed when due all returns in respect of income taxes of Company for taxable years ending before the Effective Time; Stockholder shall file or cause to be filed when due all returns in respect of income taxes of Company for all short periods ending on the Effective Time; Company and Stockholder shall file or cause to be filed all other tax returns or reports for any other Company taxes past due by the Effective Time; and to the extent Company has not paid such prior to the Effective Time, Stockholder shall pay or cause to be paid the income taxes due on or with respect to any such return.


                                    ARTICLE X

                                 INDEMNIFICATION

        10.01 Indemnification by Merger Subsidiary. From and after the Effective
              ------------------------------------
Time, Merger Subsidiary shall indemnify, defend and hold Stockholder harmless from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees) that may be incurred by Stockholder arising from: (a) the failure of Merger Subsidiary to assume, pay, perform and discharge the Company Liabilities to which the Worralls have any residual liability by reason of personal guarantees and (b) any breach of any representation, warranty, covenant, obligation or agreement of Merger Subsidiary contained herein. The right of Stockholder to indemnification under Section 10.01(b) shall only apply to those claims for indemnification, notice of which is given to Merger Subsidiary on or before the expiration of two (2) years from the Effective Time. Merger Subsidiary shall not be required to indemnify, defend or hold Stockholder harmless from or against any Liabilities or Losses under
Section 10.01(b) unless and until the amount of such Liabilities and Losses incurred by Stockholder in the aggregate exceeds $10,000, and Merger Subsidiary shall then be obligated to indemnify only with respect to amounts which exceed $10,000. The maximum amount of indemnification by Merger Subsidiary under
Section 10.01(b) shall not exceed $500,000.

        10.02 Indemnification by Stockholder.
              ------------------------------

              (a)  General.  From and after the Effective Time, Stockholder
                   -------
shall indemnify, defend and hold Merger Subsidiary and Eastwind, harmless from and against any and all Liabilities that may be incurred by Merger Subsidiary and Eastwind, and any and all Losses suffered, or sustained by them or to which they become subject, resulting from, arising out of or relating to (i) any breach of any representation, warranty, covenant, obligation or agreement of Company or Stockholder contained herein, except as otherwise provided in Section 10.03; and (ii) any and all Liabilities, whenever asserted, resulting from, arising out of or relating to events occurring or facts existing on or prior to the Effective Time.

              (b)  De Minimis Amount. Stockholder shall not be required to
                   -----------------
indemnify, defend or hold Merger Subsidiary and Eastwind harmless from or against any Liability for the breach of any representation, warranty, covenant obligation or agreement contained in this Agreement unless and until the amount of such Liabilities incurred by Merger Subsidiary and Eastwind in the aggregate exceeds $10,000, and Stockholder shall then be obligated to indemnify only with respect to amounts which exceeds $10,000.

              (c)  Time Limitations. The right of Merger Subsidiary and Eastwind
                   ----------------
to indemnification under Section 10.02 shall only apply to those claims for indemnification, notice of which is given to Stockholder on or before the expiration of the following periods:

        Agreement Section                   Notice Expiration Date
        -----------------                   ----------------------

        Sections 3.01(a), 3.01(b),          Thirty (30) months from the
        3.01(c), and 6.02                   Effective Time

        All other sections of               One year from the Closing
        this Agreement                      Date

              (d)  Maximum Amount. The maximum amount of indemnification by
                   --------------
Stockholder for Liabilities, including any Environmental Liabilities, under
Section 10.02, shall not exceed, in the aggregate, $3,350,000.

        10.03 Notice of Claim and Right to Participate In and Defend Third-Party
              ------------------------------------------------------------------
Claim.  (a) In the event that any indemnified party receives notice of the
-----
assertion of any claim, the commencement of any suit, action or proceeding, or the imposition of any penalty or assessment by a third party in respect of which indemnity may be sought hereunder (a "Third-Party Claim"), and the indemnified party intends to seek indemnity hereunder, then the indemnified party shall promptly provide the indemnifying party with notice of the Third-Party Claim. The failure by an indemnified party to notify an indemnifying party of a Third-Party Claim shall not relieve the indemnifying party of any indemnification responsibility under this Article X, unless such failure adversely prejudices the ability of the indemnifying party to defend such Third-Party Claim. The indemnified party shall provide to the indemnifying party as promptly as practicable all information and documentation reasonably necessary to support and verify the claim asserted. The indemnifying party shall have the right to direct, through counsel of its own choosing, the defense or settlement of the Third-Party claim at its own expense. If the indemnifying party elects to assume the defense of any Third-Party Claim, the indemnified party may participate in such defense, but in such case the expenses of the indemnified party shall be paid by the indemnified party. If the indemnifying party shall fail to defend, or if after commencing or undertaking any such defense, fails to prosecute or withdraws from such defense, the indemnified party shall have the right to undertake the defense or settlement thereof, at the indemnifying party's expense. The indemnifying party shall not be liable for any settlement of a Third-Party Claim without its prior written consent, which consent shall not be unreasonably withheld. Whether or not the indemnifying party chooses to assume the defense of a Third-Party Claim, the parties shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The indemnifying party shall be subrogated to all rights and remedies of the indemnified party to the extent of any indemnification provided hereunder.

                  (b) Any indemnifiable claim hereunder that is not a Third-Party Claim shall be asserted by the indemnified party by promptly delivering notice thereof to the indemnifying party. If the indemnifying party does not respond to such notice within 90 days after its receipt, it shall have no further right to contest the validity of such claim.

                                   ARTICLE XI

                                  MISCELLANEOUS

        11.01     Amendments. This Agreement may be amended only by a writing
                  ----------
executed by all of the parties hereto.

        11.02     Entire Agreement. This Agreement and the Schedules hereto and
                  ----------------
the other agreements expressly provided for herein set forth the entire understanding of the parties hereto and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, oral or written, between the parties.

        11.03     Governing Law. This Agreement shall in all respects be
                  -------------
governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        11.04 Arbitration. The parties hereto agree that binding arbitration
              -----------
shall be the sole means of resolving any claim or dispute under this Agreement or the other documents to be delivered at the Closing hereunder and identified as Exhibits herein, except where a party seeks solely equitable relief, in which case such party has the option to pursue such action for relief in any court of competent jurisdiction. Such arbitration shall be conducted by a panel of three
(3) arbitrators at a time and place mutually agreeable to the parties and the arbitrator(s) within a radius of thirty miles of Broad and Market Streets, Philadelphia, Pennsylvania; shall be non-appealable; shall be governed by the rules for commercial arbitration of the American Arbitration Association; and the normal rules of evidence contained in the Pennsylvania Rules of Evidence shall apply to such proceeding. The costs of such arbitration shall be borne by the party who initiates such arbitration unless such party shall prevail in such proceeding by being awarded by the arbitrator(s) a judgment for money damages or specific equitable remedy, in which case the losing party or parties shall bear the cost of such arbitration, exclusive of counsel fees for the prevailing party or parties. Each party to any such arbitration proceeding shall be responsible for its own counsel fees, witness fees and other trial and document preparation expenses in any event.

        11.05 Consent to Jurisdiction and Service of Process. Company,
              ----------------------------------------------
Stockholder and Worralls each hereby irrevocably appoints Edward J. Hollin, Esquire, at his office at 240 Daylesford Plaza, P.O. Box 568, Paoli, PA 19301, and Eastwind and Merger Subsidiary each hereby irrevocably appoints Peter O. Clauss, Esquire, at his office at One Commerce Square, 2005 Market Street, 22nd Floor, Philadelphia, PA 19103, its or their lawful agent and attorney to accept and acknowledge service of any and all process against it in any claim, action, suit, proceeding or arbitration arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the Commonwealth of Pennsylvania and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon any such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in Section 11.06. Company, Stockholder, Worralls, Merger Subsidiary and Eastwind will enter into such Agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in the Commonwealth of Pennsylvania, reasonably satisfactory to the other party. Each party hereto irrevocably submits to the exclusive jurisdiction of the arbitrator or panel of arbitrators provided for in Section 11.04 hereof in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such manner (and waives any objection based on forum non conveniens or any other objection to venue therein), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 11.05 and shall not be deemed to be a general submission to the jurisdiction of any court in the Commonwealth of Pennsylvania. In addition to the foregoing, each party agrees that service of process in any such action, suit or proceeding may be effected by mailing the same in the manner provided in Section 11.06.

        11.06 Notices. Any notice, request or other communication required or
              -------
permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within five days after being sent by registered or certified mail, return receipt requested, postage prepaid, (c) within 12 hours after being sent by telecopy provided confirmation of successful transmission has been received, or (d) within one business day of being sent by established overnight courier, to the parties (and to the persons to whom copies shall be sent) at their respective addresses set forth below.

        To Company:                      Centennial Printing Corporation
                                         875 First Avenue
                                         P.O. Box 60877
                                         King of Prussia, PA  19406-1403
                                         Attention: Chairman
                                         Telecopy: (610) 992-9870

        With a copy to:                  Edward J. Hollin, Esquire
                                         Riley, Riper, Hollin & Colagreco, P.C.
                                         240 Daylesford Plaza
                                         P.O. Box 568
                                         Paoli, PA  19301
                                         Telecopy:  (610) 647-1580

        To Merger Subsidiary:            Centennial Acquisition Corp.
                                         c/o The Eastwind Group, Inc.
                                         100 Four Falls Corporate Center
                                         Suite 305
                                         West Conshohocken, PA  19428
                                         Attention: Chairman
                                         Telecopy: (610) 828-6980

        To Eastwind:                     The Eastwind Group, Inc.
                                         100 Four Falls Corporate Center
                                         Suite 305
                                         West Conshohocken, PA  19428
                                         Attention: Chairman
                                         Telecopy: (610) 828-6980

        With a copy to:                  Peter O. Clauss, Esquire
                                         Clark, Ladner, Fortenbaugh & Young
                                         One Commerce Square
                                         2005 Market Street, 22nd Floor
                                         Philadelphia, PA  19103
                                         Telecopy:  (215) 241-1857

Any party by written notice to the other parties may change the address or the persons to whom notices or copies thereof shall be directed.

        11.07 Counterparts. This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument.

        11.08 Assignment. This Agreement shall be binding upon and inure to the
              ----------
benefit of the successors and assigns of each party hereto, but no rights, obligations or liabilities hereunder shall be assignable by either party hereto, except to a corporate affiliate (provided the assignor remains liable for its obligations hereunder) without the prior written consent of the other party hereto.

        11.09 Waivers. No waiver of any provision of this Agreement shall be
              -------
effective unless in writing and signed by the party entitled to enforce such provision. Any waiver by a party of any violation of, breach of or default under any provision of this Agreement or any other agreements provided for herein, by the other party hereto, shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreements provided for herein.

        11.10 Third Parties. Nothing expressed or implied in this Agreement is
              -------------
intended, or shall be construed, to confer upon or give any person or entity other than Company, Merger Subsidiary, Eastwind, Stockholder and Worralls any rights or remedies under or by reason of this Agreement.

        11.11 Construction. The parties hereto agree that this Agreement is the
              ------------
product of negotiation between sophisticated
parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.
        ------ -----------

        11.12 Headings. The headings in this Agreement are solely for
              --------
convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CENTENNIAL PRINTING CORPORATION

BY:  _____________________________________

THE EASTWIND GROUP, INC.

BY:  ______________________________________

CENTENNIAL ACQUISITION CORP.

BY:  ________________________________________

BRUCE K. WORRALL, STOCKHOLDER

______________________________________(SEAL)

CENTENNIAL RACING, INC.

BY:  ________________________________________